As filed with the Securities and Exchange Commission on March 14, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Amendment No. 4 to

Form F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BGS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Olazbal 1150
Cuidad Autonoma de Buenos Aires
Argentina 1428
+005411-4-786-8600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Cesar Baez
152 West 57th Street, 34th floor
New York, New York 10019
(212) 823-0281
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Adam Mimeles, Esq. Ellenoff Grossman & Schole LLP 150 East 42 nd Street, 11 th Floor New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Simon Schilder, Esq. Ogier Qwomar Complex, 4 th Floor PO Box 3170 Road Town, Tortola British Virgin Islands VG11110 +1 284 494 0545 + 1 284 494 0883 — Facsimile	Kenneth R. Koch, Esq. Jeffrey Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 692-6732 (212) 983-3115 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

CALCULATION OF REGISTRATION FEE

of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, no par value, and one Warrant(2)	4,600,000	$10.00	$46,000,000	$5,271.60
Ordinary Shares included as part of the Units(2)	4,600,000	—	—	—	(3)
Warrants included as part of the Units(2)	4,600,000	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Units(2)(4)	4,600,000	$10.00	$46,000,000	5,271.60
Representative’s Unit Purchase Option	1	$100.00	$—	—	(3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)	340,000	$15.00	$5,100,000	584.46
Ordinary Shares included as part of the Representative’s Units	340,000	—	—	—	(3)
Warrants included as part of the Representative’s Units	340,000	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Representative’s Units(4)	340,000	$10.00	$3,400,000	389.64
Total			$100,500,000	11,517.30	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 600,000 units, 600,000 ordinary shares underlying such units and 600,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	$14,117.29 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, MARCH 14, 2012

$40,000,000

BGS Acquisition Corp.

4,000,000 Units

BGS Acquisition Corp. is a newly organized blank check company incorporated as a British Virgin Islands business company with limited liability and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses or assets, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target.

This is an initial public offering of our securities. We are offering 4,000,000 units at an offering price of $10.00 with each unit consisting of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $10.00, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus.

We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable) divided by the number of then outstanding ordinary shares that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described herein (but in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001). We intend to consummate our initial business combination and conduct redemptions of ordinary shares for cash without a shareholder vote pursuant to the tender offer rules of the Securities and Exchange Commission, or SEC, and the terms of a proposed business combination. Regardless of whether we are required by law to seek shareholder approval, or we decide to seek shareholder approval for business reasons, so long as we maintain our status as a foreign private issuer, or FPI, and are required to comply with the FPI rules, we will conduct the redemptions pursuant to the tender offer rules. If we are no longer an FPI (and no longer required to comply with the FPI rules) and we are required by law or the NASDAQ Capital Market to seek shareholder approval, or we decide to seek shareholder approval for business reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the SEC proxy rules and not pursuant to the tender offer rules.

If we are unable to consummate our initial business combination within 15 months from the closing of the offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), we will distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and to cease all operations except for the purposes of winding up of our affairs, as further described herein.

Our initial investors and the underwriters (and/or their designees) have committed to purchase an aggregate of 3,266,667 warrants at a price of $0.75 per warrant (approximately $2,45 0,000 in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants throughout this prospectus as the investor warrants and underwriter warrants, as applicable. All of the proceeds we receive from these purchases will be placed in the trust account described below.

We have granted the underwriters a 45-day option to purchase up to an additional 600,000 units to cover over-allotments, if any. We have also agreed to sell to The PrinceRidge Group LLC, the representative of the underwriters, and/or its designees for $100, as additional compensation, an option to purchase up to 340,000 units, at a per unit exercise price of $15.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Currently, there is no public market for our units, ordinary shares or warrants. We have applied to have our units listed on the NASDAQ Capital Market under the symbol “BGSC.U” on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading ten business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Form 6-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect the ordinary shares and warrants will be listed on the NASDAQ Capital Market under the symbols “BGSC” and “BGSC.W,” respectively. The units will continue separate trading on the NASDAQ Capital Market unless we and The PrinceRidge Group LLC, acting as representative of the underwriters, determine that the units should cease trading.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.50	$9.50
Total	$40,000,000	$2,000,000	$38,000,000

1)	Includes $0.20 per unit, or approximately $800,000 ($920,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for a deferred corporate finance fee to be placed in the trust account described below. These funds will be released to the underwriters only on completion of our initial business combination, as described in this prospectus. See “Underwriting” for more details regarding the total compensation payable to the underwriters.

Of the proceeds we receive from this offering and the private placement described in this prospectus, $10.15 per unit, or $40,600,000 in the aggregate (or $46,420,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at J.P. Morgan Chase Bank N.A., London Branch with Continental Stock Transfer & Trust Company acting as trustee. Except for the interest income earned on the trust account balance that may be released to us to pay any taxes payable on such interest and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares if we are no longer an FPI and we seek shareholder approval of our business combination, each as described herein and as provided in our memorandum and articles of association, none of the funds held in trust will be released from the trust account.

The underwriters are offering the units on a firm commitment basis. The PrinceRidge Group LLC, acting as representative of the underwriters, expects to deliver the units to purchasers on or about      , 2012.

PrinceRidge	Mitsubishi UFJ Securities
Chardan Capital Markets, LLC	Aegis Capital Corp

[                            ], 2012

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references in this prospectus to “we,” “us” or “our company” refer to BGS Acquisition Corp.;

•	references to an “FPI” or “FPI status” are references to a foreign private issuer as defined by and determined pursuant to Rule 3b-4 of the Exchange Act;

•	references in this prospectus to “founder shares” refer to the ordinary shares held by Julio Gutierrez, our initial shareholder prior to this offering;

•	references to “initial business combination” or “business combination” are to our initial acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, or purchase of, all or substantially all of the assets of, or engaging in any other similar business combination with, one or more businesses;

•	references in this prospectus to “initial shareholder” refer to Julio Gutierrez;

•	references in this prospectus to our “public shares” refer to our ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	references to “public shareholders” refer to the holders of our public shares, including our initial shareholder and management team to the extent our initial shareholder and/or members of our management team purchase public shares, provided that our initial shareholder and each member of management shall be considered a “public shareholder” only with respect to any public shares held by them;

•	references in this prospectus to our “management” or our “management team” refer to our officers and directors;

•	references to our “initial investors” refers to the following individuals: Julio Gutierrez, Claudia Gomez, Cesar Baez, Mariana Gutierrez Garcia and John Grabski;

•	references to “investor warrants” are to the warrants to purchase an aggregate of 3,000,000 ordinary shares, each exercisable for one ordinary share at $10.00 per share, at a price of $0.75 per warrant ($2,250,000 in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering;

•	references to “underwriter warrants” are to the warrants to purchase an aggregate of 266,667 ordinary shares, each exercisable for one ordinary share at $10.00 per share, at a price of $0.75 per warrant (approximately $200,000 in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering;

•	references to “private placement” are to the private placement of the investor warrants and the underwriter warrants for an aggregate of 3,266,667 warrants that will occur simultaneously with the consummation of this offering for an aggregate purchase price of approximately $2,450,000;

•	references to “MERCOSUR” refers to Argentina, Brazil, Paraguay and Uruguay;

•	references to the “Companies Act” means the BVI Business Companies Act, 2004 of the British Virgin Islands;

•	references in this prospectus to the “memorandum and articles of association” refer to our memorandum and articles of association, as amended; and

•	except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a newly organized blank check company incorporated as a British Virgin Islands business company with limited liability (meaning that our public shareholders have no additional liability, as members of our company, for the liabilities of our company over and above the amount paid for their shares) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses or assets. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We intend to focus on operating businesses that have their primary operations located in any of (a) the MERCOSUR countries (Argentina, Brazil, Paraguay and Uruguay), (b) associate member countries of MERCOSUR (Bolivia, Chile, Colombia, Ecuador and Peru), (c) Latin America generally or (d) the United States in areas principally serving the Hispanic market. We will seek to capitalize on the strength of our management team to identify, acquire and operate a business operating primarily in the countries mentioned, although we may pursue acquisition opportunities in other geographic regions. While we may pursue an acquisition opportunity in any business industry or sector, we intend to focus on industries or sectors that complement our management team’s background and investment experience, such as the fields of food, industrial technology, media and communications, agribusiness and hospitality sectors in the MERCOSUR region and its associated member countries and businesses focused on serving the Hispanic markets in the United States. We are not limited to a specific type of business relating to the Hispanic market in the United States. We may also focus on other geographic regions or industries if we believe those regions or industries are better able to provide attractive financial returns to our investors.

Our officers, directors and affiliates are located throughout the MERCOSUR region and see numerous opportunities in the course of their daily business activities through their business and political contacts, some of which opportunities may be attractive acquisition candidates. There is no priority with respect to the countries we will focus on initially and we will use the same search process for each of these countries. Although our priority is to seek an acquisition target in Latin America, we have not established specific criteria that would trigger our consideration of businesses outside of the MERCOSUR region, including in the United States. We have not determined a time frame, monetary amount or any other factor that would trigger our search of a target business outside of the MERCOSUR region. We may focus on other geographic regions if we believe that those regions are better able to provide attractive financial returns or if an opportunity outside of the MERCOSUR region was brought to our attention at any time we are in search of a target business. Our current status as an FPI will not preclude us from pursuing an attractive business combination target in the United States. For a discussion of other factors we will consider in evaluating a prospective target, see “Proposed Business — Effecting a Business Combination — Selection of a target acquisition and structuring of a business combination.”

In consultation with our underwriters, we determined the size of the offering, in part, based upon our beliefs concerning the capital that could be successfully raised given current market conditions. In addition, our management concluded, based on their collective experience, that an offering of this size, together with the sale of the investor warrants and the underwriter warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using equity or debt, will give us flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any specific research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to successfully consummate an initial business combination.

Our management team is led by Julio Gutierrez, who has over 30 years of transaction experience, including deal sourcing, investment management and operations, including fifteen years in the private equity industry. Mr. Gutierrez generally invests either in a principal capacity for control or takes minority stakes across various industries in different geographic areas. Certain of our officers and directors are affiliates of BGS Group International, a holding company for some of Mr. Gutierrez family interests throughout Latin America, the United States and Spain. BGS Group has deployed proceeds into a number of diverse investments. The Gutierrez family actively manages its investment and financial affairs through various holding entities in those countries in which they have investments. Control positions are preferred, but BGS Group also makes minority investments, working alongside financial sponsors and other investment groups with similar investing philosophies. Current and past investments in Latin American and the United States span diverse industries, including, among others, pharmaceuticals, manufacturing, food and beverage, financial services, hospitality, agribusiness, media (including television and newspapers), real estate and energy. BGS Group is not expected to invest in or otherwise play a role in connection with our seeking an initial business combination. BGS Group’s current equity investments include, among others:

•	FORTIN QUIETO SA: co-owner with Pablo Pol Srl of 12,000 hectares and 8,500 head of cattle, in Lincoln, Buenos Aires Province, in Argentina. The family of Julio Gutierrez has a 100% controlling interest in this entity.

•	PABLO POL SRL: co-owner with Fortin Quieto SA of 12,000 hectares and 8,500 head of cattle, in Lincoln, Buenos Aires Province, in Argentina. The family of Julio Gutierrez has a 100% controlling interest in this entity.

•	DEGEAI SA: a company engaged in the business of providing management and advisory services to asset management companies and small and medium sized enterprises. The family of Julio Gutierrez has a 100% controlling interest in this entity.

•	FARIAGRO SA: a real estate company engaged in urban development in Argentina. The family of Julio Gutierrez has a 100% controlling interest in this entity.

•	SUMMA INC: owns a 2.3% interest in Intercable Venezuela, a cable television operator in Venezuela. The family of Julio Gutierrez has a 33% interest in this entity.

•	GUTCAS SA and GUTIERRAS SA: owner of 280 hectares intended to be developed into a country club in Canuelas, Buenos Aires Province, Argentina. The family of Julio Gutierrez has a 100% controlling interest in this entity.

•	BIENCO SA: owner of 120 hectares intended to be developed into a country club in Canuelas, Buenos Aires Province, Argentina. The family of Julio Gutierrez has a 100% controlling interest in this entity.

We will seek to capitalize on the strength of our management team. Our officers and directors collectively have more than 120 years of experience managing, advising, acquiring, financing and otherwise investing in companies in a variety of industries and locations around the world, including expertise in all aspects of mergers and acquisitions, including sourcing, business, financial, legal and accounting analysis; negotiations, structuring, execution and operations. We believe our management team’s contacts and sources, ranging from private and public company contacts, private equity groups, investment bankers, attorneys, accountants and business brokers, as well as former government officials, including former executives of national companies, will allow us to identify attractive acquisition opportunities though we cannot guarantee that such a network will enable us to find a suitable acquisition opportunity within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) or to consummate a successful initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. We expect this commitment initially to be approximately 50 hours per month in the aggregate; however, the amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in.

Our management team will focus on creating shareholder value by leveraging its experience in the management, operation and finance of businesses to improve the efficiency of operations and implement strategies to grow revenue (either organically or through acquisitions) of an acquired target company. Consistent with this strategy, we have identified the following general criteria and guidelines we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

•	Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results and strong fundamentals. We do not intend to acquire start-up companies or companies with recurring negative free cash flow.

•	Companies with, or with the Potential for, Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that already have generated, or have the potential to generate, strong, stable and increasing free cash flow. We intend to focus on one or more businesses that have predictable revenue streams.

•	Strong Competitive Industry Position. We intend to focus on targets that have a leading, growing or niche market position in their industry. We will analyze the strengths and weaknesses of target businesses relative to their competitors. We will seek to acquire a business that demonstrates advantages when compared to their competitors, which may help to protect their market position and profitability.

•	Experienced Management Team. We will seek to acquire one or more businesses with a strong, experienced management team that provides a platform for us to further develop the acquired business’ management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team will complement their own capabilities.

•	Business with Revenue and Earnings Growth or Potential for Revenue and Earnings Growth. We will seek to acquire one or more businesses that have achieved, or have the potential for, significant revenue and earnings growth through a combination of brand and new product development, increased production capacity, expense reduction, synergistic follow-on acquisitions and increased operating leverage.

•	Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base. We believe that companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

•	Benefit from Being a Public Company. We intend to acquire a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective businesses for our initial business combination. We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we (or any entity that is a successor to us in an initial business combination) will become the majority shareholder of the target or are not required to register as an “investment company” under the Investment Company Act of 1940, as amended, or the Investment Company Act. We will not consider any transaction that does not meet this criterion. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. The NASDAQ Capital Market rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the sum of the balance in the trust account (less any deferred corporate finance fees and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.

Over the course of their careers, the members of our management team have developed a broad international network of contacts and corporate relationships that we believe will serve as a useful source of investment opportunities. This network has been developed through our management team’s:

•	experience in sourcing, acquiring, operating, financing and selling businesses;

•	reputation for integrity and fair dealing with sellers, capital providers and target management teams;

•	significant experience as advisors on transactions;

•	experience in executing transactions under varying economic and financial market conditions; and

•	experience in operating in developing environments around the world.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information which will be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial shareholder, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our initial shareholder, officers or directors, we would obtain the approval of a majority of our disinterested directors and an opinion from an independent investment banking firm which is a member of FINRA, or an equivalent agency in a foreign jurisdiction, that our initial business combination is fair to our shareholders from a financial point of view.

On October 5, 2011, Julio Gutierrez, our Chairman, purchased 1,725,000 founder shares for $25,000. On March 14, 2012, our directors approved a 1.125-for-1 reverse split of our outstanding ordinary shares, reducing the number of outstanding ordinary shares from 1,725,000 to 1,533,333. The founder shares will be worthless if we do not consummate an initial business combination. In addition, our initial investors and the underwriters (and/or their designees) have committed to purchase an aggregate of 3,266,667 warrants, each exercisable for one ordinary share at $10.00 per share, for a purchase price of approximately $2,450,000, or $0.75 per warrant, that will also be worthless if we do not consummate our initial business combination. Since our officers and directors will be direct shareholders and/or warrantholders or are affiliated with our initial investors, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following our initial business combination.

Each of our officers and directors has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation and such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business combination opportunities, subject to any pre-existing fiduciary or contractual obligations he might have. Other than Alan Menkes, one of our directors, our officers and directors have indicated that they have no such pre-existing fiduciary or contractual obligations. Mr. Menkes is currently serving as the chief executive officer of Empeiria Acquisition Corp., or Empeiria, a blank check company that is quoted on the OTCBB, and has a fiduciary duty to present suitable business combination targets to such entity prior to presenting such opportunities to us. According to available periodic reports filed with the SEC, Empeiria intends to focus on operating businesses in the energy, transportation, food and industrial technology sectors, which in certain instances overlaps with our intended business focus on the food, industrial technology, media and communications, agribusiness and hospitality sectors. However, since neither we nor Empeiria are limited to a particular industry, Mr. Menkes will have a conflict of interest in determining whether a particular business opportunity should be presented to Empeiria or to us. As such, we expect that Mr. Menkes will first determine whether such opportunity is appropriate for Empeiria (in accordance with standards set forth in Empeiria’s publicly available documents) and, if deemed appropriate, present the opportunity to Empeiria. We expect that it will be only after due consideration and rejection of the business opportunity by Empeiria that Mr. Menkes will present such opportunity to us. In addition, our officers and directors (other than Mr. Menkes in respect of Empeiria) have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 15 (or 18) months from the closing of this offering.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

Our executive offices are located at Olazabal 1150, Ciudad Autonoma de Buenos Aires, Argentina 1428. Our telephone number is 005411-4-786-8600.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 27 of this prospectus.

Securities offered	4,000,000 units, at $10.00 per unit, each unit consisting of:
• one ordinary share; and
• one warrant.
Proposed NASDAQ Capital Market symbols	Units: “BGSC.U”
Ordinary shares: “BGSC”
Warrants: “BGSC.W”
Trading commencement and separation of ordinary shares and warrants
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading ten business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our issuing a press release announcing the trading date when such separate trading will commence.

Separate trading of the ordinary shares and warrants is prohibited until we have filed a Form 6-K
In no event will the ordinary shares and warrants be traded separately until we have filed a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Form 6-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number outstanding before this offering	0
Number outstanding after this offering	4,000,000
Ordinary shares:
Number outstanding before this offering	1,533,333 [1]

[1]	This number includes an aggregate of 200,000 founder shares held by our initial shareholder that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.

Number outstanding after this offering	5,333,333 [23]
Warrants:
Number of investor warrants to be sold simultaneously with closing of this offering	3,000,000
Number of underwriter warrants to be sold simultaneously with the closing of this offering	266,667
Number of warrants to be outstanding after this offering and the private placement	7,266,667
Exercisability and exercise price	Each warrant offered in this offering is exercisable to purchase one ordinary share at $10.00 per share, subject to adjustments as described herein.
Exercise period	The warrants will become exercisable on the later of:
• 30 days after the completion of our initial business combination, or
• 12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus in respect thereof is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants has not been declared effective within 60 business days following the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933.

The warrants will expire at 5:00 p.m., New York time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

[2]	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 200,000 founder shares.

[3]	Assumes no exercise of the unit purchase option. For more information, see “Description of Securities — Underwriters’ Unit Purchase Option” and “Underwriting — Purchase Option.”

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described below with respect to the investor warrants or the underwriter warrants:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•  if, and only if, the last sale price of our ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus in respect thereof is available throughout the 30-day redemption period.

None of the investor warrants or the underwriter warrants will be redeemable by us so long as they are held by, as applicable, our initial investors, the underwriters (and/or their designees) or their permitted transferees.

Founder shares
On October 5, 2011, our initial shareholder purchased an aggregate of 1,725,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.014 per share. On March 14, 2012, our directors approved a 1.125-for-1 reverse split of our outstanding ordinary shares, reducing the number of outstanding ordinary shares from 1,725,000 to 1,533,333. The founder shares held by our initial shareholder include an aggregate of 200,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial shareholder will own 25.0% of our issued and outstanding shares after this offering (assuming the initial shareholder does not purchase any units in this offering).

The founder shares are identical to the ordinary shares included in the units being sold in this offering, except that:
• the founder shares are subject to certain transfer restrictions, as described in more detail below, and

•  our initial shareholder has agreed (1) to waive his redemption rights with respect to his founder shares and any public shares he holds in connection with the consummation of our initial business combination and (2) to waive his rights to liquidating distributions with respect to his founder shares if we fail to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business), although our initial shareholder will be entitled to receive liquidating distributions with respect to any public shares he holds if we fail to consummate our initial business combination within such time period.

If we submit our initial business combination to our shareholders for a vote, our initial shareholder has agreed to vote his founder shares and any public shares he purchases during or after this offering in favor of our initial business combination, and our initial shareholder, officers and directors have also agreed to vote any public shares purchased by them during or after this offering in favor of our initial business combination.

Transfer restrictions on founder shares	Our initial shareholder has agreed not to transfer, assign or sell any of his founder shares (except to permitted transferees, as described in this prospectus) until:
• with respect to 20% of such shares, upon consummation of our initial business combination;

•  with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $12.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination;

•  with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $13.50 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination;

•  with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination;

•  with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $17.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination; and

•  with respect to 100% of such shares, immediately if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

Warrants
Our initial investors and the underwriters (and/or their designees) have committed to purchase an aggregate of 3,266,667 warrants, each exercisable to purchase one ordinary share at $10.00 per share, at a price of $0.75 per warrant (approximately $2,450,000 in the aggregate) in the private placement that will occur simultaneously with the closing of this offering. The investor warrants and the underwriter warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the units in this offering (provided, however, that for so long as the underwriter warrants are held by the underwriters and their affiliates, the underwriter warrants will not be exercisable after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part). The purchase price of the investor warrants and the underwriter warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement for, but have not yet consummated, our initial business combination with a target business within such 15 month period), the proceeds of the sale of the investor warrants and the underwriter warrants will be used to fund the redemption of our public shares, and the investor warrants will expire worthless and the investor warrants and the underwriter warrants will also be non-redeemable so long as they are held by our initial investors, the underwriters (and/or designees) or their permitted transferees (except as described below under “Principal Shareholders — Transfers of Founder Shares, Investor Warrants and Underwriter Warrants”).

Transfer restriction on investor and underwriter warrants
The investor and underwriter warrants (including the ordinary shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, and they will be non-redeemable so long as they are held by our initial investors, the underwriters (and/or designees) or their permitted transferees (except as described below under “Principal Shareholders — Transfers of Founder Shares, Investor Warrants and Underwriter Warrants”). If the investor warrants or the underwriter warrants, as applicable, are held by holders other than our initial investors, the underwriters (and/or designees) or their permitted transferees, such warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The underwriter warrants are also subject to certain additional restrictions on transfer as required by FINRA. See “Underwriting—Underwriter Warrants.”
Proceeds to be held in trust account
$40,600,000, or $10.15 per unit of the proceeds of this offering and the proceeds of the private placement of the investor and the underwriter warrants ($46,420,000, or approximately $10.09 per unit, if the underwriters’ over-allotment option is exercised in full), will be placed in a segregated trust account at J.P. Morgan Chase Bank N.A., London Branch with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest solely in U.S. Treasuries. These proceeds include $800,000 ($920,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting discounts and commissions.

Except for the interest income that may be released to us to pay any taxes and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares if we are no longer an FPI and we seek shareholder approval of our business combination, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the consummation of our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) and (2) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within this 15 (or 18) month period. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which would have priority over the claims of our public shareholders.

Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account, other than interest earned on the trust account (net of taxes payable), will be available for our use. Based upon the current interest rate environment, we expect the proceeds placed in the trust account to generate approximately

$115,000 of interest over the next 18 months; however, this estimate may not be accurate. We may pay our expenses only from:
• interest earned on the funds in the trust account;

•  the net proceeds of this offering not held in the trust account, which expect to be approximately $200,000 in working capital after the payment of approximately $450,000 in expenses relating to this offering; and

•  up to $500,000 (or a higher amount at his discretion) in loans from our Chairman, Julio Gutierrez, to fund all expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements (estimated at $700,000 in the aggregate), prior to the consummation of our initial business combination. The loans will be due and payable upon the completion of our initial business combination and will be on terms that waive any and all rights to the funds in the trust account. Accordingly, the lenders will bear the risk that no business combination will occur and that its loans will not be repaid.

Required shareholder vote if we hold a shareholder vote
If we seek shareholder approval in conjunction with the consummation of our initial business combination, a majority of the shares that are voted and are entitled to vote is required to approve the business combination. In connection with such a vote, all of the ordinary shares owned by our initial shareholder, who will own at least 25% of our outstanding ordinary shares after the offering, our officers and directors and any ordinary shares we may purchase in privately negotiated transactions will be voted for the business combination; and therefore we may be able to proceed with the business combination even if a substantial majority of our public shareholders vote against the business combination. Many blank check companies require that a majority of the public shares that are voted and entitled to vote approve the business combination.

Conditions to consummating our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Subject to the NASDAQ Capital Market requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the sum of the balance in the trust account (less any deferred corporate finance fees and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in indentifying and selecting one or more prospective businesses. We will consummate our initial business combination only if we (or any entity which is a successor to us in an initial business combination) will become the majority shareholder of the target. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital shares of a target. In this case, we would acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination.

Foreign Private Issuer status
As a new registrant with the SEC, we are required to determine our status as an FPI under Rule 3b-4(d) of the Exchange Act, 30 days prior to the filing our initial registration statement with the Commission. If we make a determination that we qualify as an FPI, we will be required to comply with the tender offer rules in connection with our initial business combination. We are required to determine our status as an FPI on an ongoing basis and for the 2012 fiscal year, we will determine our FPI status as of the last day of our most recently completed second fiscal quarter, or January 31, 2013. On such date, if we no longer qualify as an FPI (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our 2013 fiscal year following the determination date, or August 1, 2013. As a result, should we determine on January 31, 2013, that we are no longer an FPI, commencing on August 1, 2013 we will be subject to the U.S. domestic issuer rules and we will have the option of conducting redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. In addition, once we fail to qualify as an FPI, we will remain so unless we meet the requirement for an FPI as of the last business day of the second fiscal quarter following the end of the fiscal year that we lost our FPI status. We may voluntarily lose our status as an FPI so that we can avail ourselves of the flexibility provided to U.S. domestic issuers. In determining whether to voluntarily obtain U.S. domestic issuer status, we will consider among other factors, the time required to complete a business combination pursuant to the proxy rules and tender offer rules and whether we believe we are more likely to consummate a business combination if we have the flexibility afforded to U.S. domestic issuers.
Permitted purchases of public shares by us prior to the consummation of our initial business combination using amounts held in the trust account
If we do not conduct redemptions pursuant to the tender offer rules because we no longer have FPI status and are no longer subject to the FPI rules, prior to the consummation of our business combination, our memorandum and articles of association and the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (600,000 shares, or 690,000 shares if the underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date of the shareholder meeting to approve such initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, we do not intend to comply with Rule 10b-18 and may make purchases outside of the requirements of Rule 10b-18 as we see fit. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. We may purchase any or all of the 600,000 shares (or 690,000 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our ordinary shares and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block our initial business combination by making it more difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding ordinary shares that are voted. For additional information, please see the section entitled “Risk Factors — Our purchase of ordinary shares in the open market may support the market price of the ordinary shares and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units, ordinary shares and/or warrants”.

Other permitted purchases of public shares by us or our affiliates
In addition to the permitted purchases of public shares by us prior to the consummation of our initial business combination using amounts held in the trust account, as described above, if we are no longer an FPI and no longer subject to the FPI rules, we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from shareholders following consummation of our initial business combination with proceeds released to us from the trust account immediately following consummation of our initial business combination. Our initial shareholder, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. We or our initial shareholder, directors, officers or affiliates may make such purchases, for example, to acquire shares to vote in favor of our initial business combination or to satisfy a closing condition of a business combination and thereby make it more likely that we consummate such business combination. Neither we nor our directors, officers or their affiliates will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although neither we nor our initial shareholder, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price (over the trust value) for such public shares, the payment of any premium may not be in the best interest of those shareholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares, because such shareholders may experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a shareholder vote. Please see the section entitled “Risk Factors — If we are no longer an FPI and seek shareholder approval of our initial business combination, we, our initial shareholder, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support” for additional information.

Redemption rights for public shareholders upon consummation of our initial business combination
We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full), which is higher than the per-unit offering price of $10.00 which includes the deferred corporate finance fee. There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. Our initial shareholder has agreed to waive his redemption rights with respect to any founder shares and any public shares he may hold in connection with the consummation of our initial business combination. In addition, our directors and officers have also agreed to waive their redemption rights with respect to any public shares in connection with the consummation of our initial business combination.

Manner of conducting redemptions
Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we do not anticipate conducting proxy solicitations. If we are an FPI (which exempts us from the proxy rules pursuant to the Exchange Act), we will conduct redemptions of our public shares in accordance with the tender offer rules as discussed below. If we are no longer an FPI and a shareholder vote is not required by law or the NASDAQ Capital Market (see additional discussion under “Proposed Business — Effecting our initial business combination — NASDAQ Capital Market requirements for shareholder vote”), or we decide not to hold a shareholder vote for business reasons, we will also conduct the redemptions of our public shares in accordance with the tender offer rules. Pursuant to our memorandum and articles of association, in connection with such redemptions, we will:

•  offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and subject to any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

•  file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our redemption offer shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period. If we seek shareholder approval of our business combination while we are an FPI, regardless of how any such shareholder votes, our public shareholders will only be able to redeem their ordinary shares in connection with a tender offer which will be conducted pursuant to the tender offer rules.

If, however, we are no longer an FPI and a shareholder approval of the transaction is required by law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•  conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%.

As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with our initial business combination. Since we have no redemption threshold percentage contained in our memorandum and articles of association, our structure is different in this respect from the structure that has been used by many blank check companies.

Limitation on number of shares that may be redeemed
In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 and, in some cases, the terms of the proposed business combination will require our net tangible assets to be greater than $5,000,001. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its shareholders or members of its management team, (2) cash to be transferred to the target for working capital or other general corporate purposes or (3) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event we fail to receive any outside financing in connection with the business combination and the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination and any shares tendered pursuant to the tender offer will be returned to the holders thereof following the withdrawal of the tender offer.

Limitation on redemption rights of shareholders holding 19.9% or more of the shares sold in this offering if we hold a shareholder vote
Notwithstanding the foregoing redemption rights, if we are no longer an FPI and we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 19.9% of the shares sold in this offering. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

By limiting our shareholders’ ability to redeem no more than 19.9% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, there is no restriction on our shareholders’ ability to vote all of their shares for or against a business combination.
Please see the section entitled “Risk Factors — Limitation on redemption rights upon consummation of our initial business combination if we seek shareholder approval” for additional information.
Amendments to charter
Many blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our memorandum and articles of association provides that any of its provisions, including those related to pre-business combination activity, may be amended if approved by the affirmative vote of holders holding at least 65% of our outstanding shares that have voted on such amendment and are entitled to vote, unlike other blank check companies that typically require the approval of between 90% and 100% of their public shares. In addition, our memorandum and articles of association (excluding provisions relating to shareholders’ rights or pre-business combination activity) may be amended with the approval of directors.

Redemption rights in connection with proposed amendments to our memorandum and articles of association
Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. Our initial shareholder has agreed to waive any redemption rights with respect to any founder shares and any public shares he may hold in connection with any vote to amend our memorandum and articles of association prior to our initial business combination.

Notwithstanding our ability to amend the memorandum and articles of association as described above, our obligation to redeem the public shares upon our failure to complete an initial business combination within the allotted time may not be modified. We and our directors and officers have also agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 15 (or 18) months from the closing of this offering.

Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon consummation of our initial business combination” and to pay the underwriters their deferred corporate finance fee. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination
Our initial shareholder, officers and directors have agreed that we will have only 15 (or 18) months from the closing of this offering to consummate our initial business combination. If we are unable to consummate our initial business combination within 15 (or 18) months from the closing of this offering, we will, as promptly as reasonably possible, but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate our initial business combination within the applicable time period.

Following the redemption of public shareholders from the trust account and payment of our creditors, we anticipate that we will have no operations or assets (other than funds sufficient to pay the costs of our liquidation), and we intend to enter “voluntary liquidation,” which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. If we do not complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business), we intend to enter voluntary liquidation following the redemption of public shareholders from the trust account. Therefore in these circumstances, we expect the “voluntary liquidation” process will not cause any delay to the payment of redemption proceeds from our trust account to our public shareholders.

Our initial shareholder has waived his redemption rights with respect to his founder shares if we fail to consummate an initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period). However, if our initial shareholder, or any of our officers, directors or affiliates, acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

The underwriters have agreed to waive their rights to their deferred corporate finance fee held in the trust account in the event we do not consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) and, in such event, the deferred corporate finance fee will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Julio Gutierrez, our Chairman, has agreed that he will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.15 per share (or approximately $10.09 per share, if the underwriters’ over-allotment option is exercised in full) except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Gutierrez will not be responsible to the extent of any liability for such third party claims. We currently believe that Mr. Gutierrez is of substantial means and capable of funding a shortfall in our trust account, even though we have not asked him to reserve for such an eventuality.

We have not independently verified whether Mr. Gutierrez has sufficient funds to satisfy the potential indemnity obligation and, therefore, it is possible that he will be unable to satisfy the obligation. We believe the likelihood of our Mr. Gutierrez having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Limited payments to insiders
There will be no reimbursements or cash (or non-cash) payments made to our initial shareholder, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:

•  Repayment of an aggregate of $176,760 in loans and advances made to us by Julio Gutierrez, our Chairman, to cover offering-related and organizational expenses, which loan is to be repaid out of the proceeds of the offering upon the closing of the offering;

•  Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of our initial business combination, except to the extent paid out of the interest earned on the funds held in the trust account (net of taxes payable) that may be released to us to fund working capital requirements; and

•  Repayment of up to $500,000 (or a higher amount) in loans made by our Chairman, Julio Gutierrez, to finance transaction costs in connection with an intended initial business combination, provided that if we do not consummate our initial business combination, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the investor warrants. In accordance with the foregoing, we will enter into an agreement setting forth the terms of the loans with such officers and directors.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” For additional information concerning how many blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 27 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	October 5 , 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(126,400)	$40,015,000
Total assets(2)	$166,400	$40,815,000
Total liabilities(3)	$151,400	$800,000
Value of ordinary shares that may be redeemed in connection with our initial business combination ($10.15 per share)(4)	$—	$35,014,989
Shareholders’ equity(5)	$15,000	$5,000,011

(1)	The “as adjusted” calculation includes $40,600,000 cash held in trust from the proceeds of this offering plus $200,000 in cash held outside the trust account, plus $15,000 of actual shareholder’s equity at October 5, 2011, less $800,000 of deferred underwriting commissions.

(2)	The “as adjusted” calculation equals $40,600,000 cash held in trust from the proceeds of this offering, plus $200,000 in cash held outside the trust account, plus $15,000 of actual shareholder’s equity at October 5, 2011.

(3)	The “as adjusted” calculation includes $800,000 of deferred underwriting commissions.

(4)	The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the amount of ordinary shares subject to redemption to maintain net tangible assets of at least $5,000,001.

(5)	Excludes 3,449,753 ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination (approximately $10.15 per share).

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the investor warrants and the underwriter warrants, repayment of an aggregate of $176,760 in loans and advances made to us by our Chairman, Julio Gutierrez, and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $40,600,000 held in the trust account for the benefit of our public shareholders, which amount, less deferred corporate finance fee, will be available to us only upon the consummation of our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period). The “as adjusted” working capital and “as adjusted” total assets include $800,000 being held in the trust account ($920,000 if the underwriters’ over-allotment option is exercised in full) representing the deferred corporate finance fee.

If no business combination is consummated within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, with a target business within such 15 month period), the proceeds held in the trust account, including the deferred corporate finance fee and all interest thereon (net of taxes payable) up to $50,000 of such net interest to pay dissolution expenses, the interest income released to us (net of taxes payable) to fund our working capital requirements and any amounts released to purchase up to 15% of our public shares if we are no longer an FPI and we seek shareholder approval of our initial business combination, as described in this prospectus, will be used to fund the redemption of our public shares. Our initial shareholder has agreed to waive his redemption rights with respect to his founder shares if we fail to consummate our initial business combination within such applicable time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed blank check company in the development stage with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummating our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law or the NASDAQ Capital Market, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote before we consummate our initial business combination unless the business combination would require shareholder approval under British Virgin Islands law or the rules of the NASDAQ Capital Market or if we decide to hold a shareholder vote for business reasons. The NASDAQ Capital Market rules requires a shareholder vote in certain circumstances as discussed in more detail under “Proposed Business — Effecting our initial business combination — NASDAQ Capital Market requirements for shareholder vote.” However, as long as we are an FPI, we will not be required to seek shareholder approval in those circumstances to the extent the laws of the British Virgin Islands do not require such a vote. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Our memorandum and articles of association requires us to provide all of our public shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination, although our initial shareholder has agreed to waive his redemption rights with respect to his founder shares and public shares in connection with the consummation of an initial business combination and our initial shareholder, directors and officers have agreed to waive their redemption rights with respect to any public shares in connection with the consummation of our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business). Consequently, such target businesses may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within 15 months from the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our initial shareholder, officers and directors have agreed that we must complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business). We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), we will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up.

If we are unable to complete our initial business combination within the prescribed time frame, our public shareholders may receive less than $10.15 per share on our redemption (if the over-allotment option is exercised in full) and our warrants will expire worthless.

If the underwriters’ over-allotment option is not exercised, the amount held in the trust account initially will be $10.15 per share. If the underwriters’ over-allotment option is exercised in full, the amount held in the trust account will initially be $10.09 per share. If we are unable to complete our initial business combination within the prescribed time frame and are forced to redeem our public shares, the per-share redemption amount received by shareholders at such time may also be less than $10.15. For example, if (1) the underwriters’ over-allotment option is exercised in full, and (2) we were unable to conclude our initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and (3) without taking into account interest income, if any, earned on the trust account, net of taxes payable and net of any interest income on the trust account previously released to us to fund working capital requirements, then the per-share redemption amount received by shareholders would be $10.09, which is approximately $0.06 less than the amount initially held in trust if the over-allotment option is not exercised. Furthermore, whether or not the underwriters exercise the over-allotment option, our outstanding warrants are not entitled to participate in any redemption and the warrants will therefore expire worthless if we are unable to consummate our initial business combination within the applicable time period.

Our purchase of ordinary shares in the open market may support the market price of the ordinary shares and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units, ordinary shares and/or warrants.

Unlike many blank check companies, if we are no longer an FPI and we seek shareholder approval of our initial business combination, prior to the consummation of our initial business combination, our memorandum and articles of association and the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (600,000 shares, or 690,000 shares if the over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the vote to be held to approve our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

If we are no longer an FPI and seek shareholder approval of our initial business combination, we, our initial shareholder, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

If we are no longer an FPI and seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our initial shareholder, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions (in addition to the open market purchases described herein) either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our initial shareholder, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Although neither we nor they currently anticipate paying any premium purchase price (over trust value) for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those shareholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares. Such shareholders will experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. In addition, in the event we seek shareholder approval of our business combination, our memorandum and articles of association and the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (600,000 shares, or 690,000 shares if the underwriters’ over-allotment option is exercised in full). Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, we do not intend to comply with Rule 10b-18 and may make purchases outside of the requirements of Rule 10b-18 as we see fit. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act.

The purpose of such purchases would be to: (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) where the purchases are made by our initial shareholder, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible and/or which the majority of our shareholders would not have approved.

If we purchase shares using trust fund proceeds prior to the consummation of our initial business combination outside the safe harbor provisions of Rule 10b-18 under the Exchange Act, we could be subject to liability under the Exchange Act. This could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by shareholders to be less than approximately $10.15 (or approximately $10.09 if the over-allotment option is exercised in full).

As described above, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to purchase shares as described in this prospectus. We will not make such purchases under Rule 10b-18 under the Exchange Act, which provides for a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. As such, a shareholder could bring an action against us claiming our purchases have resulted in market manipulation, because our share price and trading volume may be higher than without our purchases. If a shareholder brought such an action and a court found that we violated Section 9(a)(2) and Rule 10b-5 of the Exchange Act, we would be subject to monetary damages to the shareholder. In addition, we may be subject to an enforcement action by the SEC. Accordingly, this could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by shareholders to be less than approximately $10.15 (or approximately $10.09 if the over-allotment option is exercised in full).

Although we may purchase shares using trust fund proceeds, such purchases will not be made pursuant to a set purchase plan under Rule 10b5-1 of the Exchange Act and accordingly, we are not required to provide shareholders with any formal advance notice as to when we will make purchases, or if making purchases, when such purchases will cease.

As indicated above, we may purchase shares using trust fund proceeds. However, unlike certain other similarly structured blank check companies, such purchases will not be made pursuant to a set purchase plan under Rule 10b5-1 of the Exchange Act that requires the company to maintain a limit order for shares to be purchased at a specific minimum price for a specific period of time. In such a situation, shareholders have the benefit of knowing exactly when purchases will commence and cease. Because our purchases will not be made pursuant to such a set purchase program, public shareholders will not have the benefit of any formal advance notice as to our decision to make purchases or, if we have decided to make such purchases, notice as to when we decide to cease making such purchases (provided that any purchases must cease no later than the date we announce our initial business combination or, if we elect to seek shareholder approval of our initial business combination, on the record date for the vote to approve our initial business combination).

Our purchases of ordinary shares in privately negotiated transactions would reduce the funds available to us after the business combination.

If we are no longer an FPI and seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may privately negotiate transactions to purchase shares effective immediately following the consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules with proceeds released to us from the trust account immediately following consummation of our initial business combination. In addition, in the event we seek shareholder approval of our business combination, our memorandum and articles of association and the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase to 15% of the shares sold in this offering (600,000 shares, or 690,000 shares if the underwriters’ over-allotment option is exercised in full). As a consequence of such purchases, the funds in our trust account that are so used will not be available to us after the business combination.

Purchases of ordinary shares in open market or in privately negotiated transactions by us or our initial shareholder, directors, officers, advisors or their affiliates may make it difficult for us to continue to list our ordinary shares on the NASDAQ Capital Market or another national securities exchange.

If we or our initial shareholder, directors, officers, advisors or their affiliates purchase ordinary shares in the open market or in privately negotiated transactions, the public “float” of our ordinary shares and the number of beneficial holders of our securities would both be reduced, possibly making it more difficult to maintain or obtain the listing or trading of our securities on a national securities exchange. Although we do not expect to make any purchases that would cause us to become non-compliant with NASDAQ Capital Market’s continued listing rules, if the number of our public holders falls below 300, we will be non-compliant with the NASDAQ Capital Market’s continued listing rules.

Our purchases of ordinary shares in privately negotiated transactions may have negative economic effects on our remaining public shareholders.

If we are no longer an FPI and seek shareholder approval of our business combination and purchase shares in privately negotiated transactions from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account, our remaining public shareholders will bear the economic burden of the taxes payable (as well as, in the case of purchases which occur prior to the consummation of our initial business combination, up to $50,000 of the net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business). In addition, our remaining public shareholders following the consummation of our initial business combination will bear the economic burden of the deferred corporate finance fee as well as the amount of any premium we may pay to the per-share pro rata portion of the trust account using funds released to us from the trust account following the consummation of the business combination. This is because the shareholders from whom we purchase shares in open market or in privately negotiated transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the taxes payable on the interest earned by the trust account, up to $50,000 of dissolution expenses or the deferred corporate finance fee and, in the case of purchases at a premium, have received such premium.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation or if they redeem their shares pursuant to a tender offer in connection with an initial business combination that we consummate. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, as we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Form 6-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us and, if we seek shareholder approval of our initial business combination, the release of funds to us to purchase our public shares pursuant to our memorandum and articles of association, unless and until the funds in the trust account were released to us in connection with our consummation of our initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we are no longer an FPI and we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 19.9% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 19.9% of our ordinary shares.

If we are no longer an FPI and seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 19.9% of the shares sold in this offering. Your inability to redeem more than an aggregate of 19.9% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination. As a result, you will continue to hold that number of shares exceeding 19.9% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss, which may be material.

Because of our limited resources and the significant competition for business combination opportunities, it may be difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. If we are unable to complete our initial business combination, our public shareholders may receive only $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account, together with the interest in the trust account (net of taxes payable) which may be released to us for working capital purposes and loans from our chairman are insufficient to allow us to operate for at least the next 15 months (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business), we may be unable to complete our initial business combination.

Based on the current interest rate environment, we believe the proceeds placed in the trust account will produce at least $115,000 in interest over our up to 15 months (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business) existence; however, this estimate may not be accurate. The $200,000 funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will not be sufficient to allow us to operate for at least the next 15 months (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business), assuming that our initial business combination is not consummated during that time. However, our chairman, Julio Gutierrez, has agreed to provide funds to us to cover all our expenses not otherwise covered by the amounts set aside relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and other working capital requirements, with loans up to a maximum of $500,000 (or a higher amount at his discretion). The loans will be due and payable upon the completion of our initial business combination and will be on terms that waive any and all rights to the funds in the trust account. Mr. Gutierrez may also choose to convert the loans into securities of any post business combination entity on terms to be decided then. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering, only $200,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $450,000, we may fund such excess with funds from the $200,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any taxes that we may owe. Based on the current low interest rate environment, we believe the proceeds placed in the trust account will produce at least $115,000 in interest over the next 15 months (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business); however, we can provide no assurances regarding this amount. Additionally, the current interest rate environment may make it more difficult for us to generate sufficient interest from the proceeds in the trust account to structure, negotiate or close our initial business combination. Therefore, we will need to borrow funds from our initial shareholder to operate or we may be forced to liquidate. If we are unable to complete our initial business combination, our public shareholders may receive no more than $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Subsequent to the consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our shares price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

The classification and measurement of warrants with embedded derivative features will require liability treatment if an initial business combination occurs which may be material.

After our initial business combination we will treat the outstanding warrants as a liability due to the cash settlement provisions provided in the warrant agreement. ASC 815-40-55-2 indicates that an event that causes a change of control of an issuer is not within the issuer’s control and, therefore, a contract that requires net-cash settlement upon a change in control must be classified as an asset or liability. We cannot accurately estimate what the cash settlement will be, but the expense and cash payment may be material.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.15 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the required time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.15 per share initially held in the trust account (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full), due to claims of such creditors. Julio Gutierrez, our chairman has agreed that he will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.15 per share (or approximately $10.09 per share, if the underwriters’ over-allotment option is exercised in full) except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Gutierrez will not be responsible to the extent of any liability for such third party claims. However, we have not asked Mr. Gutierrez to reserve for such indemnification obligations and he may not be able to satisfy those obligations. We currently believe that Mr. Gutierrez is of substantial means and capable of funding a shortfall in our trust account, even though we have not asked him to reserve for such an eventuality. We have not independently verified whether Mr. Gutierrez has sufficient funds to satisfy the potential indemnity obligation and, therefore, he may not be able to satisfy the obligation. We believe the likelihood of Mr. Gutierrez having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our disinterested directors may decide not to enforce indemnification obligations against Mr. Gutierrez, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) and Mr. Gutierrez asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our disinterested directors (which consists of all our directors except Mr. Gutierrez) would determine on our behalf whether to take legal action against Mr. Gutierrez to enforce his indemnification obligations. While we currently expect that in exercising their fiduciary duties to us and (to the extent applicable under British Virgin Islands law) to our shareholders, our disinterested directors would take legal action on our behalf against Mr. Gutierrez to enforce his indemnification obligations to us, it is possible that our disinterested directors in exercising their business judgment may choose not to do so in any particular instance. If our directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.15 per share (or approximately $10.09 per share, if the underwriters’ over-allotment option is exercised in full).

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

•	In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive no more than $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

We are not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and the company is not required to observe any restrictions in respect of its conduct save as disclosed in this prospectus or its memorandum and articles of association.

If we are unable to consummate our initial business combination, our public shareholders may be forced to wait up to 15 months (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business) before redemption from our trust account.

If we are unable to consummate our initial business combination within 15 months (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business), we will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our memorandum and articles of association and will occur prior to any voluntary winding up. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

If we are deemed to be insolvent, distributions, or part of them, may be delayed while the insolvency liquidator determines the extent of potential creditor claims. In these circumstances, prior payments made by us may be deemed “voidable transactions.”

If we do not complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), this will trigger an automatic redemption of public shareholders from the trust account pursuant to our memorandum and articles of association.

However, if at any time we are deemed insolvent for the purposes of the British Virgin Islands Insolvency Act, 2003 (the “Insolvency Act”) (i.e. (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favor of any of our creditors is returned wholly or partly unsatisfied; or (iii) either the value of our liabilities exceeds our assets, or we are unable to pay our debts as they fall due), we are required to immediately enter insolvent liquidation. In these circumstances, a liquidator will be appointed who will give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the British Virgin Islands Official Gazette and a British Virgin Islands newspaper, and taking any other steps he considers appropriate, after which our assets would be distributed. Following the process of insolvent liquidation, the liquidator will complete its final report and accounts and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”). The liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders. In such liquidation proceedings, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the amounts otherwise payable to them.

If we are deemed insolvent, then there are also limited circumstances where prior payments made to our shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands Court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Our initial shareholder has waived his right to participate in any liquidation distribution with respect to the initial shares. If we have not consummated an initial business combination within the required time frames, there will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our liquidation and distribution of the trust account from our remaining assets outside of the trust account and may request the trustee to release to us up to $50,000 of the net interest earned on the trust account to pay dissolution expenses. In addition, Mr. Gutierrez has agreed that he will be liable to us, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust, except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

If deemed to be insolvent, distributions made to public shareholders, or part of them, from our trust account may be subject to claw back in certain circumstances.

If we do not complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business), and instead distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption, it will be necessary for our directors to pass a board resolution approving the redemption of those ordinary shares and the payment of the proceeds to public shareholders. Such board resolutions are required to confirm that we satisfy the solvency test prescribed by the Companies Act, (namely that our assets exceed our liabilities; and that we are able to pay our debts as they fall due). If, after the redemption proceeds are paid to public shareholders, it transpires that our financial position at the time was such that it did not satisfy the solvency test, the Companies Act provides a mechanism by which those proceeds could be recovered from public shareholders. However, the Companies Act also provides for circumstances where such proceeds could not be subject to claw back, namely where (a) the public shareholders received the proceeds in good faith and without knowledge of our failure to satisfy the solvency test; (b) a public shareholder altered its position in reliance of the validity of the payment of the proceeds; or (c) it would be unfair to require repayment of the proceeds in full or at all.

The grant of registration rights to our initial shareholder may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholder and his permitted transferees can demand that we register the founder shares, the investor warrants and the ordinary shares issuable upon exercise of the investor warrants and warrants that may be issued upon conversion of working capital loans may demand that we register such ordinary shares and warrants or the ordinary shares issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the investor warrants and the ordinary shares issuable upon exercise of such investor warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our initial shareholder or his permitted transferees are registered.

Because we have not selected a particular business or geographic focus or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may pursue acquisition opportunities in any geographic region, but may rely upon our management team’s background in the United States and Latin America. Also, while we may pursue an acquisition opportunity in any business industry or sector, we intend to focus on industries or sectors that complement our management team’s background, such as the fields of food, industrial technology, media and communications, agribusiness and hospitality sectors in MERCOSUR and its associated member countries and businesses focused on serving the Hispanic markets in the United States. Our only restriction under our articles and memorandum of association is that we will not be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities outside of our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the geography, industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if we are no longer an FPI and shareholder approval of the transaction is required by law, the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive no more than $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value and/or total enterprise value according to reasonably accepted valuation standards and methodologies. Such standards and methodologies used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.

Our memorandum and articles of association authorize the issuance of an unlimited amount of both ordinary shares of no par value and preferred shares of no par value. We may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional ordinary or preferred shares:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change in control if a substantial number of ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive no more than $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares or warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year ending July 31, 2012 may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). If we do not complete our initial business combination by the end of our current taxable year, and we have gross income for our current taxable year, we likely will be a PFIC for our current taxable year unless we complete our initial business combination in our taxable year ending July 31, 2013 and are not treated as a PFIC for either of our taxable years ending July 31, 2013 or July 31, 2014. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. In addition, we may not provide timely financial information that would be required for U.S. investors to make a potentially favorable “qualified electing fund” election, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General,” we have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares, warrants and units, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

There is a risk the IRS will disagree with an allocation of the unit purchase price between the ordinary shares and the warrants underlying such units.

There is no authority that addresses the U.S. federal income tax treatment of the units offered hereby. Therefore, the allocation of the purchase price between the ordinary share and the warrant to acquire one ordinary share that makes up each unit is uncertain. However, in the case of investment units consisting of one debt instrument and one warrant or other equity security, the tax law requires the holder of such investment unit to allocate its purchase price based on the relevant fair market value of each component of such investment unit. By analogy to the tax law applicable to debt instrument investment units, each unit should be treated for U.S. federal income tax purposes as consisting of one ordinary share and one warrant to acquire one ordinary share. Based on this analogy, for U.S. federal income tax purposes, each holder of a unit must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and the warrant will be the holder’s tax basis in such share or warrant, as the case may be.

The foregoing treatment of our ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the taxation discussion contained herein. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price between the ordinary share and the warrant that comprise a unit.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, and the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

After our initial business combination, it is likely that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is likely that after our initial business combination, a majority of our directors and officers will reside outside of the United States and a majority of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

We are dependent upon our officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Additionally, certain of our officers and directors engage in consulting and advisory activities. All of the above could cause our officers and directors to not spend the requisite time pursuing our potential targets for our initial business combination. Furthermore, we do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers, or their spending less time than anticipated on our activities, could have a detrimental effect on us and our ability to consummate our initial business combination.

Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Alan Menkes, one of our directors, is currently involved with a similar blank-check company, Empeiria Acquisition Corp., which is quoted on the OTCBB, and has a fiduciary duty to present suitable business combination targets to such entity prior to presenting such opportunities to us. Empeiria has not entered into a business combination agreement at this time and Mr. Menkes will use his discretion in his role as the chief executive officer of Empeiria to determine whether an acquisition candidate is suitable to be presented to Empeiria. According to available periodic reports filed with the SEC, Empeiria intends to focus on operating businesses in the energy, transportation, food and industrial technology sectors, which in certain instances overlaps with our intended business focus on the food, industrial technology, media and communications, agribusiness and hospitality sectors. However, since neither we nor Empeiria are limited to a particular industry, Mr. Menkes will have a conflict of interest in determining whether a particular business opportunity should be presented to Empeiria or to us. As such, we expect that Mr. Menkes will first determine whether such opportunity is appropriate for Empeiria (in accordance with standards set forth in Empeiria’s publicly available documents) and, if deemed appropriate, present the opportunity to Empeiria. We expect that it will be only after due consideration and rejection of the business opportunity by Empeiria that Mr. Menkes will present such opportunity to us. We expect that it will be only after due consideration and rejection of the business opportunity by Empeiria that Mr. Menkes will present such opportunity to us. Also, our other officers and directors may in the future become affiliated with other entities that are engaged in a similar business.

Our officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor, and as a result, a potential target business may be presented to another entity prior to its presentation to us.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into our initial business combination with a target business that is affiliated with one or more of our initial shareholder, or our directors or officers, although we do not intend to do so. Further, we do not have a policy that expressly prohibits any of our initial shareholder, officers, directors or their respective affiliates from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours which could lead us to pursuing a less desirable target and/or ultimately being unable to consummate our initial business combination.

We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our initial shareholder, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our initial shareholder, officers or directors. Our directors also serve as officers and board members for other entities. Our initial shareholder, officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our shareholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our initial shareholder will lose his entire investment in us if our initial business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

On October 5, 2011, our initial shareholder purchased 1,725,000 founder shares for a purchase price of $25,000, or approximately $0.014 per share. On March 14, 2012, our directors approved a 1.125-for-1 reverse split of our outstanding ordinary shares, reducing the number of outstanding ordinary shares from 1,725,000 to 1,533,333. The founder shares will be worthless if we do not consummate an initial business combination. In addition, our initial investors have committed to purchase an aggregate of 3,000,000 investor warrants, each exercisable for one ordinary share at $10.00 per share, for a purchase price of $2,250,000, or $0.75 per warrant, that will also be worthless if we do not consummate our initial business combination. Since our officers and directors are direct shareholders and are affiliated with our initial investors, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. We and our officers and directors have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account. As such, although no issuance of debt will affect the per share amount available for redemption from the trust account, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our memorandum and articles of association provide that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account. As such, no incurrence of debt will affect the per share amount available for redemption from the trust account.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering will provide us with $40,000,000 (or $46,000,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate our initial business combination with which a substantial majority of our shareholders do not agree.

Since we have no specified percentage threshold for redemption contained in our memorandum and articles of association, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate an initial business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with our initial business combination. As a result, we may be able to consummate our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we are no longer an FPI and we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, shareholders that would otherwise vote against the transaction may be able to enter into privately negotiated agreements to sell their shares to us or our initial shareholder, officers, directors, advisors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally less than the purchase price of the units in the initial public offering. The exercise price for our public warrants is $10.00 per share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effectuate their initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We may seek to amend our memorandum and articles of association or governing instruments in a manner that will make it easier for us to consummate our initial business combination that our shareholders may not support.

In order to effectuate their initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We may seek to amend our charter or governing instruments in order to effectuate our initial business combination.

The provisions of our memorandum and articles of association that relate to us entering into a business combination may be amended by a lower amendment threshold than those employed by many blank check companies. It may be easier for us, therefore, to amend our memorandum and articles of association to facilitate the consummation of an initial business combination that our shareholders may not support.

Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our memorandum and articles of association provides that any of its provisions, including those related to pre-business combination activity, may be amended, prior to our business combination, if approved by the affirmative vote of holders holding at least 65% (or 50% if approved in connection with our initial business combination) of our outstanding shares that have voted on such amendment and are entitled to vote. In addition, our memorandum and articles of association, excluding the provisions relating to shareholder’s rights or pre-business combination activity, may be amended with the approval of the directors. Our initial shareholder, who will beneficially own 25% of our ordinary shares upon the closing of this offering (assuming he does not purchase any units in this offering), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner he chooses. As a result, we may be able to amend the provisions of our memorandum and articles of association which govern our pre-business combination behavior more easily that many blank check companies, and this may increase our ability to consummate an initial business combination with which our shareholders may not agree.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders will receive no more than $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full), and may receive less than such amount, on our redemption, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for our initial business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination our warrants will expire worthless and our public shareholders may receive no more than $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) on our redemption, although they are not guaranteed to receive that amount. Due to potential claims of creditors, the actual value of the per-share redemption price may be less than $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full). For example, if a third party brought an action against us and a court found that we were liable, we would be subject to monetary damages to such person, which could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by our public shareholders to be less than approximately $10.15 (or approximately $10.09 if the over-allotment option is exercised in full).

In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholder controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholder will own 25.0% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. If our initial shareholder or members of our management team purchases any units in this offering or if we, our initial shareholder or members of our management team purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares.

In addition, our board of directors, whose members were elected by our initial shareholder, is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholder, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholder will continue to exert control at least until the consummation of our initial business combination.

If we do not hold an annual meeting of shareholders until after the consummation of our initial business combination shareholders will not be afforded an opportunity to elect directors and to discuss company affairs with management until such time.

Unless otherwise required by law, the NASDAQ Capital Market or we decide for other business reasons, we do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. If our shareholders want us to hold a meeting prior to the consummation of our initial business combination, they may do so by members holding not less than 30% of voting rights in respect of the matter for which the meeting is requested making a request in writing to the directors in accordance with Section 82 of the Companies Act. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management.

As an FPI, we are permitted to, and we will, rely on exemptions from certain NASDAQ corporate governance standards and SEC rules and regulations applicable to U.S. issuers. This may afford less protection to holders of our securities.

As an FPI, we are permitted to, and we will, follow home country corporate governance practices instead of certain requirements of the NASDAQ Marketplace Rules, which in general require listed companies to have, among other things, a majority independent board of directors, a nominating committee consisting solely of independent directors and establish a formal director nomination process. The corporate governance practice in our home country, the British Virgin Islands, does not require the implementation of a nominating committee or establishment of a formal director nomination process, the formation of an audit committee or if such a committee is formed that it have any specific composition, that a board of directors consist of a majority of independent directors or that independent directors be involved in the determination of executive compensation. We currently intend to rely upon the relevant home country exemptions in lieu of the NASDAQ Marketplace Rules with respect to the nominating committee or nomination process, the majority independence of our board of directors, the number of independent directors on the audit committee and the involvement of independent directors in the determination of executive compensation. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the NASDAQ Capital Market may provide less protection than is accorded to investors under the Listing Rules of the NASDAQ Stock Market applicable to domestic issuers.

As an FPI, we will also be exempt from certain rules and regulations under the Exchange Act, including those rules and regulations under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as domestic companies.

Our initial shareholder paid an aggregate of $25,000, or approximately $0.014 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholder acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 73.5% or $7.35 per share (the difference between the pro forma net tangible book value per share of $2.65 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Transfer & Stock Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus in respect thereof is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (1) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (2) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (3) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the investor warrants or underwriter warrants will be redeemable by us so long as they are held by our initial investors, the underwriters (and/or their designess) or their permitted transferees.

Our warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 4,000,000 ordinary shares (or up to 4,600,000 ordinary shares if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in the private placement an aggregate of 3,266,667 warrants, each exercisable to purchase one ordinary share at $10.00 per share. In addition, if our officers and directors make any working capital loans, they may convert those loans into investor warrants at $0.75 per warrant. To the extent we issue ordinary shares to effectuate our initial business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business.

The investor warrants and the underwriter warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our initial investors, the underwriters (and/or their designees) or their permitted transferees, (1) they will not be redeemable by us and (2) they (including the ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the initial investors or the underwriters (and/or their designees) until 30 days after the completion of our initial business combination. Additionally, for so long as the underwriter warrants are held by the underwriters (and/or their designees), they may not be exercised after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the NASDAQ Capital Market, as of the date of this prospectus, there is no market for our securities. Prospective shareholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market and economic conditions. Once listed on the NASDAQ Capital Market, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NASDAQ Capital Market for any reason, and are quoted on the Over the Counter Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in a securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national exchange. You may be unable to sell your securities unless a market can be established or sustained.

Once initially listed on NASDAQ Capital Market, our securities may not continue to be listed on such exchange in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be initially listed on the NASDAQ Capital Market, a national securities exchange, upon consummation of this offering. However, we cannot assure you that our securities will continue to be listed on the NASDAQ Capital Market in the future. Additionally, in connection with our business combination, we believe the NASDAQ Capital Market will require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ Capital Market delists our securities, we could face significant material adverse consequences, including:

•	limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	determination that our ordinary shares are a “penny stock”, which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The representative of the underwriters in this offering will not make a market for our securities, which could adversely affect the liquidity and price of our securities.

The PrinceRidge Group LLC, the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. However, we believe certain broker-dealers other than The PrinceRidge Group LLC will be making a market in our securities. The PrinceRidge Group LLC not acting as a market maker for our securities may adversely impact the liquidity of our securities.

There are risks associated with our representative of the underwriters’ lack of recent experience in public offerings.

Although certain principals of The PrinceRidge Group LLC and its affiliate, Cohen & Company Capital Markets, LLC, have extensive experience in securities offerings, The PrinceRidge Group LLC and Cohen & Company Capital Markets LLC, collectively, have acted as a lead underwriter in only two prior public offerings and co-manager in another public offering. This lack of experience may have an adverse effect on this offering.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The United States federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 18 month time frame.

We may lose our status as an FPI if we acquire a business in the United States, which will make us subject to additional regulatory disclosures which may require substantial financial and management resources.

If we acquire a business in the United States and we determine thereafter that we are no longer an FPI, we will become subject to the following requirements, among others:

•	The filing of our quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	Preparing our financial statements in accordance with GAAP rather than the ability to use any of GAAP, the International Accounting Standards Board (IASB IFRS) or local GAAP;

•	Being subject to the U.S. proxy rules;

•	Being subject to Regulation FD which requires issuers to make public disclosures of any “material non-public information” that has been selectively disclosed to securities industry professionals (for example, analysts) or shareholders;

•	Being subject to the Sarbanes-Oxley Act. Although the Sarbanes-Oxley Act generally does not distinguish between domestic U.S. issuers and FPIs, the SEC has adopted a number of significant exemptions for the benefit of FPIs in the application of its rules adopted under the Sarbanes-Oxley Act. These exemptions cover areas such as: (1) audit committee independence; and (2) black-out trading restrictions (Regulation BTR); and

•	Being subject to a more detailed executive compensation disclosure.

We may be forced expend significant management and financial resources to meet our disclosure obligations to the extent we are required to comply with the foregoing requirements.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls beginning with our Annual Report for the fiscal year ending July 31, 2013. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We may re-incorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the British Virgin Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and while the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; or

•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	the U.S. judgment is final and for a liquidated sum;

•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	in obtaining the judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•	recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and

•	the proceedings pursuant to which the judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the British Virgin Islands Business Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations.”

Our memorandum and articles of association permit the board of directors to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

Our memorandum and articles of association permits the board of directors to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect to the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the board of directors and could operate to the disadvantage of the outstanding ordinary shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. We may issue some or all of such preferred shares in connection with our initial business combination. Notwithstanding the foregoing, any such issuance should not affect the redemption or liquidation rights of our ordinary shareholders.

Risks Associated with Acquiring and Operating a Business in a Member or Associated Member Country of MERCOSUR

If we effect our initial business combination with a company located in any member or associated member of the Mercosur countries, we would be subject to a variety of additional risks that may negatively impact our operations.

Effecting an initial business combination with a company located in any member or associated member of the MERCOSUR countries would subject us to a number of additional risks involved with operating in the target business’ home jurisdiction, including but not limited to any of the following:

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Inflation and government measures to curb inflation may adversely affect the economies in the member and associated countries of Mercosur which may affect our business and results of operations.

Many of the Mercosur or associated countries in which we anticipate having our business operations have experienced, or are currently experiencing, high rates of inflation. Although inflation rates in many of these countries have been relatively low in the recent past, we cannot assure you that this trend will continue. The measures taken by the governments of these countries to control inflation have often included maintaining a tight monetary policy with high interest rates, thereby restricting the availability of credit and slowing economic growth. Inflation, measures to combat inflation and public speculation about possible additional actions may contribute materially to economic uncertainty in many of these countries. Periods of higher inflation may also slow the growth rate of local economies that could negatively impact our potential business.

Exchange rate fluctuations against the U.S. dollar in member or associated member countries of Mercosur could negatively impact our business.

If we enter into a business combination in a member or associated member country of MERCOSUR, we may become exposed to exchange rate risk in relation to the United States dollar. In such an event, substantially all of our potential income is expected to be denominated in the local currencies of the countries in which we operate while we anticipate that our capital expenditures to be largely denominated in U.S. dollars. As a result, any decrease in the value of the local currencies in which we operate may give rise to an increase in the potential costs of our doing business in such countries which may negatively impact our operations.

Certain member or associated member countries of Mercosur have imposed restrictions on the transfer of funds outside of their countries in the past and may do so in the future.

The two largest member countries of Mercosur, Brazil and Argentina, by way of example, impose restrictions on the transfer of funds in certain instances. The Central Bank of Argentina, on October 28, 2011, issued new regulation concerning repatriation of direct investments of foreign investors that imposes a mandatory settlement of funds in the Argentine Exchange Market as a condition precedent to such repatriation. Direct investment is deemed the ownership of 10% or more of the capital stock or votes of a local company or in real estate investment. Before the regulation, the only requirement for the repatriation of direct investments was evidencing that the investment had been made no less than 365 days in advance. As a result of the regulation, foreign investors will be subject to certain exchange control limitations at the moment of the repatriation of their investments (i.e. sale of shares or real property, capital reduction and return of irrevocable contributions). Similarly, Brazilian law provides that whenever there is a serious imbalance in Brazil’s balance of payments or reasons to foresee a serious imbalance, the Brazilian government may impose temporary restrictions on the remittance to foreign investors of the proceeds of their investments in Brazil. As a result, if we consummate an initial business combination with a business in a member or associate member country of MERCOSUR, we cannot assure you that the repatriation of your investment from our operation of such business will not be restricted in the future.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, and the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following our initial business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

Governments throughout the Mercosur and associated countries have exercised, and continue to exercise, significant influence over the economies of their respective countries. Accordingly, the governmental actions, political developments, regulatory and legal changes or administrative practices in such countries concerning the economy could have a significant impact on us. We cannot assure you that changes in the governmental policies of the member and associated countries of Mercosur will not adversely affect our business, results of operations, financial condition and prospects. The economy in the MERCOSUR and associated countries differs from the economies of most developed countries in many respects. Economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future, the economy of any such country experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Foreign law could govern almost all of our material agreements after the consummation of our initial business combination. The target business may not be able to enforce any of its material agreements or ensure that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in the MERCOSUR and associated member countries are relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical or relate to facts or conditions present as of the date of this prospectus are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	failure to maintain the listing or the delisting of our securities from the NASDAQ Capital Market or an inability to have our securities listed on the NASDAQ Capital Market following a business combination;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 4,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the investor warrants and the underwriter warrants will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$40,000,000	$46,000,000
Gross proceeds from warrants offered in the private placement	2,450,000	2,450,000
Total gross proceeds	$42,450,000	$48,450,000
Estimated Offering expenses(2)
Underwriting commissions (3.0% of gross proceeds from units offered to public, excluding deferred corporate finance fee)(3)	$1,200,000	$1,380,000
Legal fees and expenses	270,000	270,000
Printing and engraving expenses	38,000	38,000
Accounting fees and expenses	40,000	40,000
NASDAQ Capital Market Listing fees	50,000	50,000
SEC filing fees	14,117	14,117
FINRA Registration fee	12,819	12,819
Miscellaneous	25,064	25,064
Total offering expenses	$1,650,000	$1,830,000
Proceeds after offering expenses	$40,800,000	$46,620,000
Not held in trust account	$200,000	$200,000
Held in trust account (3)	$40,600,000	$46,420,000
% of public offering size	101. 50%	100. 90%

The following table shows the use of the $200,000 of net proceeds not held in the trust account, an additional $115,000 (based on current estimated yields) of interest earned on our trust account (net of taxes payable) that may be available to us to cover operating expenses and up to $500,000 in loans for a total of $815,000.

	Amount	Percentage
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$400,000	49.1%
Legal and accounting fees related to regulatory reporting obligations	150,000	18.4%
Director and Officer Insurance	125,000	15.3%
Other miscellaneous expenses	140,000	17.2%
Total	$815,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful consummation of our initial business combination.

(2)	In addition, a portion of the offering expenses have been prepaid from the proceeds of an aggregate of $176,760 loan from our Chairman, Julio Gutierrez, as described in this prospectus. The loan will be repaid without interest upon the closing of this offering out of the amount of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that such amount is not enough to repay the loan, the loans may be converted, at the option Mr. Gutierrez, into an equivalent amount of warrants on the same terms as the investor warrants and the underwriter warrants. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)	The underwriting discount of 3.0% is payable at the closing of the offering and the deferred corporate finance fee of 2.0% is payable upon consummation of our initial business combination and will be held in the trust account until consummation of such business combination.

(4)	Our chairman, Julio Gutierrez, has agreed to loan us up to an aggregate of $500,000 (or a higher amount at his discretion) to fund our working capital needs following the consummation of this offering and before our initial business combination. In the event that our initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. In the event our initial business combination is consummated, Mr. Gutierrez, at his option, may convert the loans into warrants of the target company at $0.75 per warrant. In accordance with the foregoing, we will enter into an agreement setting forth the terms of the loans with Mr. Gutierrez.

A total of $40,600,000 ($46,420,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the investor warrants and the underwriter warrants described in this prospectus, including $800,000 ($920,000 if the underwriters’ over-allotment option is exercised in full) deferred corporate finance fee, will be placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest solely in U.S. Treasuries. Except for the interest income that may be released to us to pay any taxes and to fund our working capital requirements, as discussed below, and any amounts necessary to purchase up to 15% of our public shares if we are no longer an FPI and seek shareholder approval of our business combination as will be permitted under our memorandum and articles of association and the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, none of the funds held in trust will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust, as well as the interest income that may be released to fund our working capital requirements in addition to the loans discussed below will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is less than $115,000 as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, Mr. Gutierrez has agreed to loan us up to an aggregate of $500,000 (or a higher amount at his discretion) to fund our working capital needs following the consummation of this offering and before our initial business combination. In the event that our initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes.

In the event our initial business combination is consummated, Mr. Gutierrez, at his option, may convert the loans into warrants of the target company at $0.75 per warrant.

As of the date of this prospectus, Julio Gutierrez has loaned and advanced to us a total of $176,760 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of September 30, 2012 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the amount of offering proceeds that has been allocated to the payment of offering expenses.

Unlike many blank check companies, if we are no longer an FPI and seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules prior to the consummation of our initial business combination, our memorandum and articles of association and the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account of amounts necessary to purchase up to 15% of the public shares (600,000 shares, or 690,000 shares if the underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the vote to be held to approve our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, we do not intend to comply with Rule 10b-18 and may make purchases outside of the requirements of Rule 10b-18 as we see fit. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. We can purchase any or all of the 600,000 shares (or 690,000 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our ordinary shares and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block our initial business combination by making it more difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding ordinary shares that are entitled to vote and are voted.

If we are no longer an FPI and seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from shareholders following our consummation of our initial business combination with proceeds released to us from the trust account immediately following consummation of our initial business combination. Our initial shareholder, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although we do not currently anticipate paying any premium purchase price (over the trust value) for such public shares, in the event we do, the payment of a premium may not be in the best interest of those shareholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares. Such shareholders may experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a shareholder vote.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of an initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein or (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 15 months following the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period), subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholder has agreed to waive his redemption rights with respect to any founder shares and public shares in connection with the consummation of our initial business combination. Our officers and directors have also agreed to waive their redemption rights with respect to any public shares purchased during or after the offering in connection with the consummation of our initial business combination. In addition, our initial shareholder has agreed to waive his right to liquidating distributions with respect to the founder shares if we fail to consummate our initial business combination within 15 months from the closing of this offering or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period. However, if our initial shareholder, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to the Companies Act. The Companies Act provides that, subject to our memorandum or articles of association the directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied on reasonable grounds that we will immediately after the distribution, satisfy the ‘solvency test’. A company will satisfy the solvency test if (i) the value of the company’s assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due. Where a distribution is made to a shareholder at a time when the company did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of the company’s failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.

In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of this offering in such amount as to maintain our initial shareholder’s ownership at 25.0% of the issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. If we consummate an initial business combination with a business located in certain member countries or associate member countries of MERCOSUR, we may also become subject to restrictions on the transfer of funds outside of those countries.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, the investor warrants or the underwriter warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the investor warrants and the underwriter warrants, which would cause the actual dilution to our public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At October 5, 2011, our net tangible book value was a deficiency of $(126,400), or approximately $(0.08) per ordinary share. After giving effect to the sale of 4,000,000 ordinary shares included in the units we are offering in this prospectus, the sale of the investor warrants and the underwriter warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at October 5, 2011 would have been $5,000,011 or $2.65 per share, representing an immediate increase in net tangible book (as decreased by the value of the approximately 3,449,753 ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) value of $7.43 per share to our initial shareholder as of the date of this prospectus and an immediate dilution of $10.00 per share or 100% to our public shareholders not exercising their redemption rights.

The following table illustrates the dilution to our public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units, the investor warrants or the underwriter warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.08)
Increase attributable to public shareholders	7.43
Decrease attributable to public shares subject to redemption	(10.00)
Pro forma net tangible book value after this offering		2.65
Dilution to new investors		$7.35

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $35,014,989 to adjust for the right of holders of our public shares to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest, less taxes payable), divided by the number of ordinary shares sold in this offering.

The following table sets forth information with respect to our initial shareholder and our public shareholders:

	Total shares (1)		Total consideration		Average price per share (1)
	Number	Percentage	Amount	%
Initial Shareholder	1,333,333	25%	$25,000	0.06%	$0.02
Public Shareholders	4,000,000	75%	40,000,000	99.94	$10.00
Total	5,333,333	100%	$40,025,000	100.00%

(1)	Assumes that the underwriters’ over-allotment option has not been exercised and 200,000 shares have been forfeited by our initial shareholder.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(126,400)
Net proceeds from this offering and sale of investor and the underwriter warrants	40,800,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	141,400
Less: deferred corporate finance fee payable	(800,000)
Less: amount of ordinary shares subject to redemption to maintain net tangible assets of $5,000,001	(35,014,989)
5,000,011
Denominator:
Ordinary shares outstanding prior to this offering	$1,533,333
Ordinary shares forfeited if over-allotment is not exercised	(200,000)
Ordinary shares included in the units offered	4,000,000
Less: ordinary shares subject to redemption to maintain net tangible assets of $5,000,001	(3,449,753)
1,883,580

CAPITALIZATION

The following table sets forth our capitalization at October 5, 2011 and as adjusted to give effect to the filing of our memorandum and articles of association, the sale of our units, the investor warrants and the underwriter warrants and the application of the estimated net proceeds derived from the sale of such securities:

	October 5, 2011
	Actual	As Adjusted
Deferred corporate finance fee(1)	$—	$800,000
Notes and advances payable to affiliate(2)	86,400
Ordinary shares, subject to redemption(3)		35,014,989
Shareholder’s equity (deficit):
Preferred shares, no par value, unlimited shares authorized; none issued or outstanding
Ordinary shares, no par value, unlimited shares authorized; 1,533,333 shares issued and outstanding; 5,333,333 shares issued and outstanding, as adjusted(4)	25,000	2,560,011
Additional paid-in capital(5)		2,450,000
Deficit accumulated during the development stage	(10,000)	(10,000)
Total shareholder’s equity	15,000	5,000,011
Total capitalization	$101,400	$40,815,000

(1)	The “as adjusted” calculation equals $800,000 of deferred underwriting commissions.

(2)	Note and advances payable to affiliate are advances and loans in the aggregate of $176,760 to our Chairman, Julio Gutierrez. The loans and advances are non-interest bearing and payable on the earlier of September 30, 2012 or the consummation of this offering.

(3)	Upon the consummation of our initial business combination, we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. The “as adjusted” calculation equals $40,600,000 cash held in trust from the proceeds of this offering plus $200,000 in cash held outside the trust account, plus $15,000 of actual shareholder’s equity at October 5, 2011, less $800,000 of deferred underwriting, less net tangible assets of $5,000,001.

(4)	Assumes the over-allotment option has not been exercised and an aggregate of 200,000 founder shares held by our initial shareholder has been forfeited. The “as adjusted” calculation equals $40,600,000 cash held in trust from the proceeds of this offering plus $200,000 in cash held outside the trust account, plus the $25,000 contribution for sale of the initial founder shares at October 5, 2011, less $800,000 of deferred underwriting, less approximately $2,45 0,000 received from the sale of the investor warrants and the underwriter warrants, less amounts of ordinary shares subject to redemption ($35,014,989 “as adjusted”) to maintain net tangible assets of $5,000,001.

(5)	Includes approximately $2,45 0,000 we will receive from the sale of the investor warrants and the underwriter warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a British Virgin Islands business company with limited liability (meaning our public shareholders have no additional liability, as members of our company, for the liabilities of our company over and above the amount paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or assets. We have not identified an acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the investor warrants and the underwriter warrants, our shares, debt or a combination of cash, shares and debt.

The issuance of additional shares in our initial business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the shares ownership or voting rights or a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our ordinary shares and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at October 5, 2011, we had $25,000 in cash and deferred offering costs of $141,400. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial business combination may not be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 from the sale of the founder shares to our initial shareholder and loans and advances from Julio Gutierrez, our Chairman in the amount of $176,760. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $450,000, but including deferred corporate finance fee of $800,000 ($920,000 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the investor warrants and the underwriter warrants for an aggregate purchase price of approximately $2,4 50,000, will be approximately $42,450,000 (or approximately $48,450,000 if the underwriters’ over-allotment option is exercised in full). Approximately $40,600,000 ($46,420,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes $800,000 ($920,000 if the underwriters’ over-allotment option is exercised in full) of deferred corporate finance fee. The remaining approximately $200,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $450,000, we may fund such excess with funds from the $200,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $450,000, the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of taxes payable and deferred corporate finance fee) to consummate our initial business combination. We may use interest earned on the trust account to pay taxes. To the extent that our shares or debt are used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the consummation of our initial business combination, we will have available to us the $200,000 of proceeds held outside the trust account and all of the interest income on the balance of the trust account (net of taxes payable) that will be released to us to fund our working capital requirements. Based on the current interest rate environment we believe the proceeds place in the trust account will produce $115,000 in interest income over our up to 18 month existence. Based on estimates, we believe the amounts currently reserved are insufficient for our working capital needs. As a result, Mr. Gutierrez has agreed to loan us up to an aggregate of $500,000 (or a higher amount at his discretion) to fund our working capital needs following the consummation of this offering and before our initial business combination. In the event that our initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account and any of the interest we earn on our trust account that may be withdrawn for working capital purposes to repay a portion of such loaned amounts but no proceeds from our trust account would be used for such repayment. In the event our initial business combination is consummated, Mr. Gutierrez, at his option, may convert the loans into warrants of the target company at $0.75 per warrant. In accordance with the foregoing, we will enter into an agreement setting forth the terms of the loans with Mr. Gutierrez. We will use these funds, including any loans from our officers and directors, to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate our initial business combination. However, if we are unable to consummate our initial business combination, we may not be able to repay such loans.

We expect our primary liquidity requirements during that period to include approximately $400,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $150,000 for legal and accounting fees related to regulatory reporting requirements; $125,000 for directors’ and officers’ insurance; and approximately $140,000 for general working capital that will be used for miscellaneous expenses and reserves. These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into an agreement where we pay for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Except for loans from certain of our officers and directors discussed above, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest (net of taxes payable) available to us from the trust account is less than anticipated, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. As a newly public company, we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending July 31, 2013. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest solely in U.S. Treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On October 5, 2011, our initial shareholder purchased an aggregate of 1,725,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.014 per share. On March 14, 2012, our directors approved a 1.125-for-1 reverse split of our outstanding ordinary shares, reducing the number of outstanding ordinary shares from 1,725,000 to 1,533,333. An aggregate of 200,000 founder shares are subject to forfeiture if the over-allotment is not exercised in full. The founder shares will not be released from transfer restrictions until the date (i) with respect to 20% of such shares, upon consummation of our initial business combination, (ii) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iv) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (v) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

As of the date of this prospectus, our Chairman, Julio Gutierrez has loaned and advanced on our behalf a total of $176,760 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier September 30, 2012 or the closing of this offering. This loan will be repaid upon the closing of this offering out of the $450,000 of offering proceeds that has been allocated for the payment of offering expenses. BGS Group SA, an affiliate of certain of our officers and directors has agreed to provide, at no cost to us, office space and general administrative services.

In addition, in order to finance transaction costs in connection with an intended initial business combination, Mr. Gutierrez has agreed to loan us up to an aggregate of $500,000 (or a higher amount at his discretion) to fund our working capital needs following the consummation of this offering and before our initial business combination. In the event that our initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. In the event our initial business combination is consummated, Mr. Gutierrez, at his option, may convert the loans into warrants of the target company at $0.75 per warrant.

Our initial investors and the underwriters (and/or their designees) have committed to purchase an aggregate of 3,266,667 investor warrants at a price of $0.75 per warrant (approximately $2,450,000 in the aggregate) in the private placement that will occur simultaneously with the closing of this offering. Each investor warrant and underwriter warrant entitles the holder to purchase one ordinary share at $10.00 per share. Our initial investors and the underwriters (and/or their designees), as applicable, will be permitted to transfer the investor warrants or the underwriter warrants held by them to our officers and directors, and other persons or entities affiliated with them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our initial investors. All of the proceeds we receive from these purchases will be placed in the trust account. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by our initial investors or the underwriters (and/or their designees) until 30 days after the completion of our initial business combination. The investor warrants and the underwriter warrants will be non-redeemable so long as they are held by our initial investors, the underwriters (and/or their designees) or their permitted transferees. Additionally, for so long as the underwriter warrants are held by the underwriters (and/or their designees), they may not be exercised after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part. Otherwise, the investor warrants and the underwriter warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to a registration rights agreement we will enter into with our initial shareholder and holders of the investor and the underwriter warrants on or prior to the date of this prospectus, we may be required to register certain securities for sale under the Securities Act. These shareholders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act. In addition, these shareholders have the right to include their securities in other registration statements filed by us.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of October 5, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company incorporated as a British Virgin Islands business company with limited liability (meaning that our public shareholders have no additional liability, as members of our company, for the liabilities of our company over and above the amount paid for their shares) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses or assets, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target.

Business Strategy

We intend to focus on operating businesses that have their primary operations located in any of (a) the MERCOSUR countries (Argentina, Brazil, Paraguay and Uruguay), (b) associate member countries of MERCOSUR (Bolivia, Chile, Colombia, Ecuador and Peru), (c) Latin America generally or (d) the United States in areas principally serving the Hispanic market. We will seek to capitalize on the strength of our management team to identify, acquire and operate a business operating primarily in the countries mentioned, although we may pursue acquisition opportunities in other geographic regions. While we may pursue an acquisition opportunity in any business industry or sector, we intend to focus on industries or sectors that complement our management team’s background and investment experience, such as the fields of food, industrial technology, media and communications, agribusiness and hospitality sectors in MERCOSUR and its associated member countries and businesses focused on serving the Hispanic markets in the United States. We may also focus on other geographic regions or industries if we believe those regions or industries are better able to provide attractive financial returns to our investors. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with any entity with respect to an initial business combination. Our officers, directors and affiliates are located throughout the MERCOSUR region and see numerous opportunities in the course of their daily business activities through their business and political contacts, some of which opportunities may be attractive acquisition candidates. There is no priority with respect to the countries we will focus on initially and we will use the same search process for each of these countries. Although our priority is to seek an acquisition target in Latin America, we have not established specific criteria that would trigger our consideration of businesses outside of the MERCOSUR region, including in the United States. We have not determined a time frame, monetary amount or any other factor that would trigger our search of a target business outside of the MERCOSUR region. We may focus on other geographic regions if we believe that those regions are better able to provide attractive financial returns or if an opportunity outside of the MERCOSUR region was brought to our attention at any time we are in search of a target business. Our current status as an FPI will not preclude us from pursuing an attractive business combination target in the United States. We are not limited to a specific type of business relating to the Hispanic market in the United States and neither we nor anyone on our behalf has identified an acquisition target and neither we, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target.

Opportunities in the MERCOSUR countries and the rest of Latin America

While we are not restricted to making an acquisition of a company operating in the MERCOSUR countries or other parts of Latin America, we believe this region presents significant opportunities. According to the IMF World Economic Outlook, real GDP in the MERCOSUR countries and other parts of Latin America is growing rapidly. The MERCOSUR bloc is composed of a population of more than 263 million people with a combined GDP of more than $2.425 trillion a year, according to the World Bank. This makes this region the fifth largest economy in the world and the fourth-largest region as measured by population.

According to a publicly available March 2011 report by the International Monetary Fund captioned “Spreading the Wealth”, poverty rates for the Latin American region, despite sharp variation from country to country, as a whole dropped significantly between 2002 and 2008. On average, 44 percent of Latin American citizens were unable to satisfy basic nutritional and non-nutritional needs in 2002; by 2008 that number had fallen to 33%. Moreover, indigence — the level below which people cannot satisfy their food need — also declined markedly, from about 19% in 2002 to less than 13% in 2008. In fiscal 2010, economic growth of the MERCOSUR members was 6% higher than in 2009. In 2010, total foreign trade in the MERCOSUR region expanded by 35.45% from 2009. In the fourth quarter, it increased 34.9% year over year. In 2010, exports from that region expanded at a quarterly average 6.7% higher than the total recorded in 2009. In the fourth quarter of 2010, exports grew 33.37% over the fourth quarter of 2009. Overall, imports grew 42.50% in 2010 over 2009. We believe these indicators show an increase in investment and foreign trade in the MERCOSUR countries, leading to a generally more robust economy and an increase in the potential pool of acquisition candidates. The Economic Commission for Latin America and the Caribbean (ECLAC) reported that foreign direct investment in Latin America increased 40% to $113,000,000 in 2010 from 2009. Globally, foreign direct investment grew by only 1% in 2010. According to the report, the largest recipient of investment in the region was Brazil, where investment rose a record 87% and reached $48,462,000 in 2010. However, there are market driven forces that may make it less attractive to consummate a business combination with a target in Latin America, including risks in exit of investment, limited access to financing opportunities and challenges related to logistics and management.

Further, we believe current fiscal policies in some of the countries in the MERCOSUR region will sustain growth over both the short and long term. In other countries, these targets are set annually. There are also limits on the growth of current expenditures. In Peru, the annual percentage change in primary expenditures cannot exceed 3%. We advise you that there is no guarantee that economic conditions in these countries will not deteriorate and make it less probable that we will be able to identify and consummate a suitable business combination within the allotted time.

Notwithstanding these facts, there are various risks of business acquisitions in Latin America including, among others:

•	Some Latin American countries, including those in which we are considering investing, from time to time, have experienced political and economic instability, civil strife, terrorist acts, strikes, acts of war and insurrections.

•	The government relationships between some countries in Latin America, on the one hand, and the United States, on the other hand, are subject to fluctuation and periodic tension.

•	The system of laws and the enforcement of existing laws in some of the countries in Latin America may not be as certain in implementation and interpretation as in the United States.

•	Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

•	The standards for transparency in the business and financial statement disclosure of companies that operate in Latin America, in some cases lags behind internationally accepted norms.

For a more complete discussion of the risks relating to business acquisitions in the MERCOSUR region, see the section herein entitled “Risk Factors.”

Opportunities related to the Hispanic market in the United States

We believe substantial business opportunities exist relating to the Hispanic market in the United States and may seek to consummate a business combination with a company targeting this market. The Hispanic population now represents one in six people in the U.S. According to U.S. census data, Hispanics are the fastest growing demographic in the U.S., accounting for an estimated 56% of total U.S. population growth over the last decade, surpassing 50 million people. According to the U.S. Census Bureau, the median age of Latinos in the United States is 26. According to the Minority Business Development Agency, Hispanic business ownership is growing three times as fast as the national average. Advertisers spent more than $5.4 billion in the United States to market products to Hispanics in 2009 (www.nielsen.com/us).

We will seek to capitalize on the strength of our management team. Our officers and directors collectively have more than 120 years of experience managing, advising, acquiring, financing and otherwise investing in companies in a variety of industries and locations around the world, including expertise in all aspects of mergers and acquisitions, including sourcing, business, financial, legal and accounting analysis; negotiations, structuring, execution and operations. We believe our management team’s contacts and sources, ranging from private and public company contacts, private equity groups, investment bankers, attorneys, accountants and business brokers, as well as former government officials, including former executives of national companies, will allow us to identify attractive acquisition opportunities though we cannot guarantee that such a network will enable us to find a suitable acquisition opportunity within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) or to consummate a successful initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. We expect this commitment initially to be approximately 50 hours per month in the aggregate; however, the amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in.

Our management team will focus on creating shareholder value by leveraging its experience in the management, operation and finance of businesses to improve the efficiency of operations and implement strategies to grow revenue (either organically or through acquisitions) of an acquired target company. Consistent with this strategy, we have identified the following general criteria and guidelines we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

•	Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results and strong fundamentals. We do not intend to acquire start-up companies or companies with recurring negative free cash flow.

•	Companies with, or with the Potential for, Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that already have generated, or have the potential to generate, strong, stable and increasing free cash flow. We intend to focus on one or more businesses that have predictable revenue streams.

•	Strong Competitive Industry Position. We intend to focus on targets that have a leading, growing or niche market position in their industry. We will analyze the strengths and weaknesses of target businesses relative to their competitors. We will seek to acquire a business that demonstrates advantages when compared to their competitors, which may help to protect their market position and profitability.

•	Experienced Management Team. We will seek to acquire one or more businesses with a strong, experienced management team that provides a platform for us to further develop the acquired business’ management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team will complement their own capabilities.

•	Business with Revenue and Earnings Growth or Potential for Revenue and Earnings Growth. We will seek to acquire one or more businesses that have achieved, or have the potential for, significant revenue and earnings growth through a combination of brand and new product development, increased production capacity, expense reduction, synergistic follow-on acquisitions and increased operating leverage.

•	Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base. We believe that companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

•	Benefit from Being a Public Company. We intend to acquire a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Over the course of their careers, the members of our management team have developed a broad international network of contacts and corporate relationships that we believe will serve as a useful source of investment opportunities. This network has been developed through our management team’s:

•	experience in sourcing, acquiring, operating, financing and selling businesses;

•	reputation for integrity and fair dealing with sellers, capital providers and target management teams;

•	significant experience as advisors on transactions;

•	experience in executing transactions under varying economic and financial market conditions; and

•	experience in operating in developing environments around the world.

However, even a strong network cannot guarantee that we will find a suitable acquisition opportunity within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) or consummate a successful initial business combination. In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information which will be made available to us.

On October 5, 2011, Julio Gutierrez, our Chairman, purchased 1,725,000 founder shares for $25,000. On March 14, 2012, our directors approved a 1.125-for-1 reverse split of our outstanding ordinary shares, reducing the number of outstanding ordinary shares from 1,725,000 to 1,533,333. The founder shares will be worthless if we do not consummate an initial business combination. In addition, our initial investors and underwriters (and/or their designees) have committed to purchase an aggregate of 3,266,667 warrants, each exercisable for one ordinary share at $10.00 per share, for an aggregate purchase price of approximately $2,4 50,000, or $0.75 per warrant, that will also be worthless if we do not consummate our initial business combination. Since our officers and directors will be direct shareholders and/or warrantholders or are affiliated with our initial investors, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following our initial business combination.

Each of our officers and directors has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation and such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business combination opportunities, subject to any pre-existing fiduciary or contractual obligations he might have. Other than Alan Menkes, one of our directors, our officers and directors have indicated that they have no such pre-existing fiduciary or contractual obligations. Mr. Menkes is currently serving as the chief executive officer of Empeiria Acquisition Corp., or Empeiria, a blank check company that is quoted on the OTCBB, and has a fiduciary duty to present suitable business combination targets to such entity prior to presenting such opportunities to us. Empeiria has not entered into a business combination agreement at this time and Mr. Menkes will use his discretion in his role as the chief executive officer of Empeiria to determine whether an acquisition candidate is suitable to be presented to Empeiria. According to available periodic reports filed with the SEC, Empeiria intends to focus on operating businesses in the energy, transportation, food and industrial technology sectors, which in certain instances overlaps with our intended business focus on the food, industrial technology, media and communications, agribusiness and hospitality sectors. However, since neither we nor Empeiria are limited to a particular industry, Mr. Menkes will have a conflict of interest in determining whether a particular business opportunity should be presented to Empeiria or to us. As such, we expect that Mr. Menkes will first determine whether such opportunity is appropriate for Empeiria (in accordance with standards set forth in Empeiria’s publicly available documents) and, if deemed appropriate, present the opportunity to Empeiria. We expect that it will be only after due consideration and rejection of the business opportunity by Empeiria that Mr. Menkes will present such opportunity to us. In addition, our officers and directors (other than Mr. Menkes in respect of Empeiria) have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period).

Competitive Advantages

We believe the experience and contacts of our directors and officers will give us an advantage in sourcing, structuring and consummating a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, none of the members of our current management team are obligated to remain with us subsequent to a business combination, and we cannot assure you the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination.

Established Deal Sourcing Network

We believe that the network of contacts, investment track record and relationships of our management team will provide us with an important source of investment opportunities and deal-flow. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information which will be made available to us.

For more information regarding our executive officers and directors, please refer to the more detailed disclosure set forth under the heading “Management” below.

Status As A Public Company

We believe our structure will make us an attractive business combination partner to potential target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares in the target business for our ordinary shares. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Strong Financial Position and Flexibility

With a trust account initially in the amount of $40,600,000 (or $46,420,000, if the underwriters’ over-allotment is exercised in full) and a public market for our ordinary shares, we offer a target business a variety of options to facilitate a business combination and fund growth and expansion of business operations. Because we are able to consummate a business combination using the cash proceeds of this offering, our shares, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the investor warrants and the underwriter warrants, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our ordinary shares, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our initial shareholder and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses for our initial business combination. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. The NASDAQ Capital Market rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the sum of the balance in the trust account (less any deferred corporate finance fees and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required either by law or the NASDAQ Capital Market, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial shareholder, officers or directors. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with our initial shareholder, or an affiliate of our initial shareholder, in the pursuit of an initial business combination. In the event we seek to complete an initial business combination with such a company or we partner with our initial shareholder or an affiliate of our initial shareholder in our pursuit of an initial business combination, we would obtain the approval of a majority of our disinterred directors and an opinion from an independent investment banking firm which is a member of FINRA, or an equivalent agency in a foreign jurisdiction, that such an initial business combination is fair to our shareholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that shareholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of our initial business combination

Subject to the requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the sum of the balance in the trust account (less any deferred corporate finance fees and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business or industry. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek shareholder approval before we effect our initial business combination as not all business combinations require shareholder approval under applicable state law. However, if we decide to seek shareholder approval in respect of the consummation of our initial business combination, such approval may be by a majority vote of shareholders who, being so entitled, attend and vote at a meeting for such purpose, unlike many blank check companies that require a majority vote of the public shares that are voted and entitled to vote. Our initial shareholder (who will own 25% of our outstanding stock after the offering), officers, directors and affiliates who are entitled to vote will vote their ordinary shares in favor of our initial business combination at any shareholder meeting to approve such a transaction. In addition, to the extent we enter into any privately negotiated transactions to purchase shares held by the public, we may be in a position to vote to approve an initial business combination even if a substantial majority of public shareholders vote against such transaction.

Regardless of whether we are required by law or the NASDAQ Capital Market, or we decide to seek shareholder approval for business reasons, so long as we maintain our status as an FPI and are required to comply with the FPI rules, we will conduct the redemptions pursuant to the tender offer rules. If we are no longer an FPI (and no longer required to comply with the FPI rules) and we are required by law or the NASDAQ Capital Market to seek shareholder approval, or we decide to seek shareholder approval for other business reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether shareholder approval would be required under the Companies Act for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of shares of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

If we are no longer an FPI and seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the consummation of our initial business combination, our memorandum and articles of association and the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (600,000 shares, or 690,000 shares if the underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the vote to be held to approve our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, we do not intend to comply with Rule 10b-18 and may make purchases outside of the requirements of Rule 10b-18 as we see fit. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. We can purchase any or all of the 600,000 shares (or 690,000 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our ordinary shares and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block our initial business combination by making it more difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding ordinary shares that are voted.

In addition, if we are no longer an FPI and seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following the consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our initial shareholder, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our initial shareholder, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Neither we nor our initial shareholder, directors, officers or their affiliates will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

The purpose of such purchases would be to (i) increase the likelihood of obtaining shareholder approval of the business combination or (ii), where the purchases are made by our initial shareholder, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of our initial business combination that may not otherwise have been possible.

As a consequence of any such purchases by us:

•	the funds in our trust account that are so used will not be available to us after the business combination;

•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange;

•	because the shareholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred corporate finance fee or taxes payable, our remaining shareholders may bear the entire payment of such deferred commissions and taxes payable (as well as, in the case of purchases which occur prior to the consummation of our initial business combination, up to $50,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 15 months or 18 months from the closing of this offering). That is, if we are no longer an FPI and seek shareholder approval of our initial business combination, the redemption price per share payable to public shareholders who elect to have their shares redeemed will be reduced by a larger percentage of the taxes payable than it would have been in the absence of such privately negotiated or market transactions, and shareholders who do not elect to have their shares redeemed and remain our shareholders after the business combination will bear the economic burden of the deferred commissions and taxes payable because such amounts will be payable by us; and

•	the payment of any premium would result in a reduction in book value per share for the remaining shareholders compared to the value received by shareholders that have their shares purchased by us at a premium.

Our initial shareholder, officers, directors and/or their affiliates anticipate that they will identify the shareholders with whom our initial shareholder, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our initial shareholder, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Pursuant to the terms of such arrangements, any shares so purchased by our initial shareholder, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full), which includes the deferred corporate finance fee. There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. Our initial shareholder has agreed to waive his redemption rights with respect to any founder shares and any public shares he may hold in connection with the consummation of our initial business combination. In addition, our directors and officers have also agreed to waive their redemption rights with respect to any public shares in connection with the consummation of our initial business combination.

Manner of conducting redemptions

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, we do not anticipate conducting proxy solicitations. If we are an FPI (which exempts us from the proxy rules pursuant to the Exchange Act), we will conduct redemptions of our public shares in accordance with the tender offer rules as discussed below. If we are no longer an FPI, a shareholder vote is not required either by law or the NASDAQ Capital Market and we decide not to hold a shareholder vote for business reasons, we will also conduct the redemptions of our public shares in accordance with the tender offer rules. Pursuant to our memorandum and articles of association, in connection with such redemptions, we will:

•	offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•	file tender offer documents with the SEC prior to consummating our initial business combination which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its shareholders or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event we fail to receive any outside financing in connection with the business combination and the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the withdrawal of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential business combination), there is an increased chance that the holders of our ordinary shares electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our shareholders, not just our public shareholders. Our initial shareholder has agreed to waive his redemption rights with respect to any founder shares and public shares in connection with any such tender offer.

Regardless of whether we are required by law, the NASDAQ Capital Market or if we decide to seek shareholder approval for business reasons, so long as we maintain our status as an FPI and are required to comply with the FPI rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will conduct the redemptions pursuant to the tender offer rules. If we are no longer an FPI (and no longer required to comply with the FPI rules) and we are required either by law or the NASDAQ Capital Market to seek shareholder approval, or we decide to seek shareholder approval for other business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon consummation of our initial business combination.

If we seek shareholder approval, we will consummate our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholder has agreed to vote any founder shares and any public shares purchased during or after this offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after this offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholder has agreed to waive his redemption rights with respect to any founder shares and public shares in connection with the consummation of our initial business combination.

Many blank check companies would not be able to consummate an initial business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with an initial business combination. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Limitation on redemption rights upon consummation of our initial business combination if we seek shareholder approval

Notwithstanding the foregoing, if we are no longer an FPI and we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our restated and amended memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 19.9% of the shares sold in this offering. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 19.9% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 19.9% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents or proxy materials mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on our initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate our initial business combination with a different target until 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period).

Redemption of public shares and subsequent voluntary liquidation if no initial business combination

Our initial shareholder, officers and directors have agreed that we must complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period). We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), we will, as promptly as possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses) pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

In order to redeem public shareholders from the trust account, we will instruct the trustee to distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders. Our initial shareholder has agreed to waive his rights to liquidating distributions with respect to his founder shares if we fail to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period). However, if our initial shareholder, or any of our other officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event we do not consummate our initial business combination. We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account or from interest not previously withdrawn from the trust account. However, if those funds are not sufficient to cover these costs and expenses, we may request the trustee to release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses. In addition, Mr. Gutierrez has agreed to indemnify us for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Following the redemption of public shareholders from the trust account and payment of our creditors, we anticipate that we will have no operations or assets (other than funds sufficient to pay the costs of our liquidation), and we intend to enter “voluntary liquidation,” which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. If we do not complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), we intend to enter voluntary liquidation following the redemption of public shareholders from the trust account. Therefore in these circumstances, we expect the “voluntary liquidation” process will not cause any delay to the payment of redemption proceeds from our trust account to our public shareholders. The voluntary liquidation process which includes the registered agent of the company making a number of filings at the Registry of Corporate Affairs and the placing of statutory advertisements in the British Virgin Islands Official Gazette and a British Virgin Islands newspaper. At the end of the voluntary liquidation process, the liquidator will prepare its final statement of the company’s accounts and make a notification filing with the Registrar. The final stage is for the Registrar to issue a Certificate of Dissolution, at which point the company is dissolved. However, we also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court in the event such a petition is successfully made prior to the redemption of public shareholders from the trust account, such events might delay distribution of some or all of our assets to our public shareholders.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.15 (or approximately $10.09 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.15, plus interest (net of any taxes payable) (or approximately $10.09 per share, if the underwriters’ over-allotment option is exercised in full).

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, Mr. Gutierrez has agreed that he will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Gutierrez will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that Mr. Gutierrez would be able to satisfy those obligations. We currently believe that Mr. Gutierrez is of substantial means and capable of funding a shortfall in our trust account, even though we have not asked him to reserve for such an eventuality. We have not independently verified whether Mr. Gutierrez has sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that Mr. Gutierrez will be able to satisfy those obligations. We believe the likelihood of Mr. Gutierrez having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) and Mr. Gutierrez asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, our disinterested directors would determine whether to take legal action against him to enforce the indemnification obligations. While we currently expect that our disinterested directors in exercising their fiduciary duties to us and to our shareholders would take legal action on our shareholders’ behalf against Mr. Gutierrez to enforce his indemnification obligations to us, it is possible that our disinterested directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full).

We will seek to reduce the possibility that Mr. Gutierrez will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Mr. Gutierrez will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $200,000 from the proceeds of this offering not placed in the trust account, and the interest income earned on the balance of the trust account (net of taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000). Based upon the current interest rate environment, we expect the trust account to generate approximately $115,000 of interest over the up to 18 month term of the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $450,000, we may fund such excess with funds from the $200,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $450,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, Mr. Gutierrez may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full) less any per-share amounts distributed from our trust account to our public shareholders in the event we are unable to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Gutierrez will not be responsible to the extent of any liability for such third-party claims.

If the Company is deemed insolvent for the purposes of the Insolvency Act (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favour of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the British Virgin Islands Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands Court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Additionally, if the company enters insolvent liquidation under the Insolvency Act, the funds held in our trust account will likely be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Our public shareholders will be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation or if they redeem their shares in connection with an initial business combination that we consummate. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. In the event we are no longer an FPI and we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

NASDAQ Capital Market requirements for shareholder vote

The NASDAQ Capital Market rules generally require a company to obtain shareholder approval in the following circumstances: (a) in connection with an acquisition, if a company issues shares equal to 20% or more of its pre-transaction outstanding shares, or 5% or more of its pre-transaction outstanding shares when a related party has a 5% or greater interest in the target; (b) in connection with a stock issuance that results in a change of control (whereby, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position in the company); (c) in connection with an equity compensation plan (whereby a company establishes or materially amends a stock option or purchase plan or other arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants); or (d) in connection with a private placement where the issuance (together with sales by officers, directors, or substantial shareholders, if any) equals 20% or more of the pre-transaction outstanding shares of the company at a price less than the greater of book or market value.

Although many blank check companies listed on NASDAQ would be required to seek shareholder approval in connection with their initial business combination (for example, if the consideration paid in connection with the transaction includes the issuance of 20% or more of such company’s then issued and outstanding shares), because we are an FPI, we are not required to seek shareholder approval under the NASDAQ rules to the extent the laws of the British Virgin Islands do not require such a vote. We will, however, become subject to such rules in the event we are no longer an FPI or if the laws of the British Virgin Islands require such a vote. As of the date of the prospectus, the laws of British Virgin Islands provide us with a variety of methods to consummate a business combination without a shareholder vote. See “Proposed Business — Effecting our initial business combination — Shareholders may not have the ability to approve our initial business combination.”

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate an initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period).

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Calculation of redemption price
Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.15 per share, or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full), including interest less taxes payable, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we are no longer an FPI and we seek shareholder approval of our initial business combination, we may enter into privately negotiated transactions to purchase public shares from shareholders following consummation of our initial business combination with proceeds released to us from the trust account immediately following consummation of our initial business combination. Our initial shareholder, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. There is no limit to the prices that we or our initial shareholder, directors, officers, advisors or their affiliates may pay in these transactions.

If we are unable to consummate an initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.15 per share, or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full), including interest less taxes payable and less up to $50,000 of such net interest to pay dissolution expenses, divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Impact to remaining shareholders
The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred corporate finance fee and taxes payable.

If the permitted purchases described above are made at prices not exceeding the per-share amount then held in the trust account, these purchases will reduce the book value per share for our remaining shareholders following our initial business combination, who will bear the burden of the deferred corporate finance fee and taxes payable. If we make these purchases using funds released to us from the trust account following consummation of our initial business combination at prices that are at a premium to the per-share amount then held in the trust account, our remaining shareholders will also experience a reduction in book value per share to the extent of such premiums.

The redemption of our public shares if we fail to consummate our initial business combination will reduce the book value per share for the shares held by our initial shareholder, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$40,600,000 of the net offering proceeds (or $46,420,000 if the underwriters’ over-allotment option is exercised in full), which includes the approximately $2,450,000 net proceeds from the sale of the investor warrants and the underwriter warrants and a $800,000 deferred corporate finance fee (or $920,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $36,150,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
$40,600,000 of the net offering proceeds (or $46,420,000 if the underwriters’ over-allotment option is exercised in full), which includes the approximately $2,450,000 net proceeds from the sale of the investor warrants and the underwriter warrants and a $800,000 deferred corporate finance fee (or $920,000 if the underwriters’ over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest solely in U.S. Treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to shareholders is reduced by: (i) any taxes paid or payable and then (ii) any of the interest earned in the trust account that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate our initial business combination within the allotted time, up to $50,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of public shareholders, unless and only after the funds held in escrow were released to us in connection with our consummation of our initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 10th business day following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our issuing a press release announcing the trading date when such separate trading will commence. We will file the Form 6-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor
We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. We may not be required by law or the NASDAQ Capital Market to hold a shareholder vote. If we are not required either by law or the NASDAQ Capital Market, or we do not otherwise decide to hold a shareholder vote, we will, pursuant to our memorandum and articles of association, offer to redeem our public shares pursuant to the tender offer rules of the SEC and the terms of the proposed business combination and file tender offer documents with the SEC which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we are no longer an FPI and seek shareholder approval, we will consummate our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45 th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the public shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline
If we are unable to complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), we will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up.

If an acquisition has not been consummated within 15 months (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds
Except for the interest income earned on the trust account balance (net of taxes payable) released to us to pay any taxes on such interest and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares if we are no longer an FPI and we seek shareholder approval of our initial business combination as will be permitted under our memorandum and articles of association and the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, none of the funds held in the trust account will be released from the trust account until the earlier of: (i) the consummation of our initial business combination and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect our initial business combination within the allotted time.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our memorandum and articles of association other than “— Warrant terms” which is located in the warrant agreement.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to conduct a tender offer or hold a shareholder vote
We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination on the terms described in this prospectus. We intend to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a shareholder vote to approve our initial business combination, unless shareholder approval is required either by law or the NASDAQ Capital Market, or we decide to seek shareholder approval for business reasons.

Many blank check companies are required to file a proxy statement with the SEC and hold a shareholder vote to approve their initial business combination regardless of whether such a vote is required by law. These blank check companies may not consummate our initial business combination if the majority of the company’s public shares voted are voted against a proposed business combination.

Unlike other blank check companies where an affirmative vote of the majority of shareholders is required to consummate a business combination, our ability to consummate our initial business combination without conducting a shareholder vote in the event that a shareholder vote is not required either by law or the NASDAQ Capital Market may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.

Required shareholder vote if we hold a shareholder vote
If we seek shareholder approval in conjunction with the consummation of our initial business combination, a majority of the shares that are voted and are entitled to vote is required to approve the business combination.
Many blank check companies require that a majority of the public shares that are voted and entitled to vote approve the business combination.
Our ability to consummate our initial business combination by allowing all of our shareholders to vote in connection with our business combination will increase the likelihood that we will be able to complete our initial business combination.

Requirement to vote against a business combination in order to redeem
If we seek shareholder approval in conjunction with the consummation of our initial business combination, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
		Many blank check companies require public shareholders to vote against the proposed business combination in order to redeem their shares.	The ability of our public shareholders to vote in favor of a business combination and redeem their shares may increase the likelihood that we will be able to complete a business combination.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed

Limited Redemption and Voting Rights of 19.9% Public Shareholders
If we are no longer an FPI and we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 19.9% of the shares sold in this offering. However, there will be no restriction on our shareholders’ ability to vote all of their shares for or against our business combination.
Many blank check companies limit the redemption rights and voting rights of 10.0% public shareholders.
We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed

Redemption threshold
We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Many blank check companies are not permitted to consummate our initial business combination if more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%, elect to redeem or convert their shares in connection with the shareholder vote.
The absence of a redemption threshold in our offering will make it easier for us to consummate our initial business combination even if a substantial majority of our shareholders do not agree.

Accelerated deadline to complete business combination
We will only have 15 months (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) to complete our initial business combination.
Many blank check companies have between 24 and 36 months to complete their initial business combinations.
The 15 month (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period) deadline for us to complete our initial business combination may decrease the likelihood that we will be able to complete our initial business combination compared to many blank check companies but should not impact the ability of our public shareholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed

Permitted purchases of shares by us prior to the consummation of our initial business combination using amounts held in the trust account
If we are no longer an FPI and we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the consummation of our initial business combination, there could be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the vote to be held to approve our initial business combination.
Many blank check companies are prohibited from utilizing funds from the trust account to purchase shares from public shareholders prior to the consummation of their initial business combination.
Our ability to purchase shares prior to the consummation of our initial business combination using amounts held in the trust account may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.

Minimum fair market value of target
Our initial business combination must be with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (less any deferred corporate finance fees and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with such initial business combination.

Many blank check companies are not required to consummate their initial business combination with a target whose fair market value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination.

The requirement of a minimum fair market value requirement in our offering may decrease the likelihood that we will be able to complete our initial business combination but should not impact the ability of our public shareholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Warrant terms
The warrants issued in this offering (i) have an exercise price that is equal to the initial public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (ii) do not expire until five years from the closing of our initial business combination or earlier upon redemption or liquidation, (iii) require the consent of holders of 65% of the public warrants to amend their terms and (iv) may be exercised on a cashless basis, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants has not been declared effective by a specified date following the closing of our initial business combination, and until such time as there is an effective registration statement.

The warrants issued in many blank check offerings (i) have an exercise price that is lower than the initial public offering price of their units and that is not subject to reduction in the event that they pay extraordinary dividends, (ii) expire five years from the closing of the company’s initial public offering or earlier upon redemption or liquidation, (iii) only require the consent of holders of a majority of the such warrants to amend their terms and (iv) are not exercisable unless a registration statement covering shares underlying the warrants is effective within 60 days following the initial business combination.

The differences in the terms of the warrants issued in our offering may increase the likelihood that we will be able to complete our initial business combination to the extent that potential targets view the fact that the exercise price is equal to the initial public offering price of our units favorably but should not impact the ability of our public shareholders to affect whether or not a particular business combination is completed.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash to our public shareholders who exercise their redemption rights may reduce the resources available to us for an initial business combination. In addition, the number of our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at Olazabal 1150, Ciudad Autonoma de Buenos Aires, Argentina 1428. BGS Group SA, an affiliate of certain of our officers and directors, has agreed to permit use of this space free of charge and has agreed to provide us with general and administrative services until consummation of our business combination. We consider our current office space adequate for our current operations.

Employees

We currently have 5 executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. We expect they will initially spend approximately 50 hours per month in the aggregate; however, the amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants. If, for any reason, we lose our status as an FPI and are no longer subject to the FPI rules, we will be required to comply with the Exchange Act rules applicable to domestic issuers as of the first day of the fiscal year immediately following our loss of FPI status.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP or International Financial Reporting Standards (IFRS). A particular target business identified by us as a potential acquisition candidate may not have financial statements prepared in accordance with GAAP or IFRS or that the potential target business will be able to prepare its financial statements in accordance with such standards. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report for the fiscal year ending July 31, 2013. As a company with a market capitalization less than $75 million, per Section 404(b) of the Sarbanes-Oxley Act (added as part of the Dodd-Frank Act), we will be permanently exempt from the requirement that we have such system of internal controls audited. If no further action is taken by Congress or the SEC, at such time as we exceed a market capitalization of $75 million, we will be required to comply with such audit requirement. A target company, however, may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Assuming we remain an FPI, we will be exempt from the rules under the Exchange Act regarding proxy statements. As an FPI, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. We intend to file with the SEC, within 120 days after the end of the current fiscal year, an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed by an independent public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year within 60 days after the end of each quarter. Further, if for any reason we lose our status as a FPI and are no longer subject to the foreign issuer rules, we will be required to comply with the U.S. domestic issuer rules as of the first day of the fiscal year immediately following our loss of FPI status.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are listed below. None of such persons are, or have been, involved with any other blank check companies.

Name	Age	Position
Julio Gutierrez	56	Chairman
Cesar Baez	55	Chief Executive Officer and Director
Rolando Horman	65	President and Director
Mariana Gutierrez Garcia	29	Chief Financial Officer
Alan Menkes	52	Director
Gustavo Garrido	43	Director
Julian Diaz Bortolotti	34	Executive Vice-President
Federico Bertoldo	36	Vice President
John Grabski	51	Director

Julio Gutierrez has been our Chairman since inception and was our Chief Executive Officer until December 16, 2011. Mr. Gutierrez has more than thirty years of experience in deal sourcing, investment management and operations, including fifteen years in private equity, sourcing and investing in deals, overseeing investments, offering financial, operating, marketing and structuring advice. Since 1981, Mr. Gutierrez has been the founder and owner of Agri-business Group, a group dedicated to the exploitation of 12,000 hectares of farm land, with plantings of soybeans, corn, wheat, sunflower and a stock of more than 8,500 head of pure Aberdeen Angus cattle. In 1983, Mr. Gutierrez helped create Cable Necochea TV4 cable television in Argentina. Mr. Gutierrez has extensive experience in developing cable television businesses and has, since 1983, been involved in various businesses in this area and is still the owner of cable television companies in Tandil, a province of Buenos Aires and Casilda, a province of Santa Fe, Argentina. From 1996 to 1998, in conjunction with Hicks, Muse, Tate and Furst, a leveraged buyout firm, Mr. Gutierrez through BGS Group International acquired and consolidated more than 60 cable TV companies into a company called Cablevision, S.A. the largest cable television company in Argentina. Since 1996, Mr. Gutierrez has been the founder and President of BGS Group International, a group dedicated to the pursuit of international investors for the realization of investments in different areas of Latin American businesses. Since 1996, Mr. Gutierrez has been the President of BGS Group SA. From 1996 to 2002, Mr. Gutierrez was a management affiliate of Hicks, Muse, Tate & Furst. Mr. Gutierrez currently serves on the board of BGS Group International, Real Estate Group and Agri-Business Group. Mr. Gutierrez served on the board of Citicorp Equity Investment from 1999 to 2002 and on the board of Mandeville Argentina from 1996 to 2002. Mr. Gutierrez received a law degree from the University of Belgrano in Argentina in 1978. We believe Mr. Gutierrez will make valuable contribution to our board based on his of depth experience in deal sourcing, operations, investment and management. Mr. Gutierrez is the father of our Chief Financial Officer, Mariana Gutierrez Garcia.

Cesar Baez has been our Chief Executive Officer since December 16, 2011 and has been a member of our board of directors since inception. Mr. Baez has over twenty-seven years experience with numerous senior executive positions in private equity, asset management, media and investment banking, which involved sourcing and investing in deals, overseeing investments, managing daily operations and offering financial, operating, marketing and corporate structuring advice. From 2005 to date, Mr. Baez was the founder and managing partner of Centinela Capital Partners, an alternative asset management firm that serves select, institutional investors. From 2005 to 2006, Mr. Baez was the Head of Strategy, Institutional Business Development and Private Equity at Deutsche Bank Alternative Investments, a division of Deutsche Bank Asset Management, where he was responsible for developing product and distribution strategy. Mr. Baez was the head of Alternative Investments for the State of New Jersey Investment Division from 2004 to 2005. Mr. Baez was the founder and a partner of Momentum Media Capital, a private equity firm specializing in media investments, from 2001 to 2003. Mr. Baez was also a partner and principal of Hicks, Muse, Tate and Furst from 1995 to 2001 and the President and CEO of CEI Media Holdings, a media company and a Hicks Muse portfolio company, from 1998 to 2001. Mr. Baez currently serves on the board of Lenox Incorporated.

Mr. Baez received a B.S. in Economics and Business Administration from Wagner College, New York, NY. We believe Mr. Baez will make valuable contributions to our board based on his broad transactional experience in MERCOSUR as a principal investor and his deal flow and structuring expertise.

Rolando Horman has been our President since inception and a director since February, 2012. Since 2002, Mr. Horman has been the CEO of BGS Group SA, a group dedicated to investing in Latin American businesses. From 1998 to 2002, Mr. Horman was the CEO of BGS Group SA, a management affiliate of Hicks, Muse, Tate & Furst. From 2000 to 2002, Mr Horman was the CEO of Fibertel, one of the leading internet service providers in Argentina. In addition, Mr. Horman has more than thirty years experience serving in various capacities, including holding positions at Chiclets Adams, where he was assistant to the President, Avon Cosmetics, where he was an audit and organization manager, Via Valorossa Cosmetics, where he was a Vice-President of Administration and Finance and Sandler, Marquis Accounting Firm, where he was the managing partner of the firm. While working at Sandler, Marquis, Mr. Horman provided consulting services to the board of directors of Cacharel, Christian Dior, Newsan, Musimundo and Stani (now Cadbury). Mr. Horman was also Vice-President of Administration and Finance at OCA Courier and the owner and CEO of TERRAL SA. Mr. Horman received a degree in public accounting from the University of Buenos Aires in 1970 and a Masters in Social Psychology to Organizations from the School of Social Psychology to Organizations, in 1990 in Buenos Aires, Argentina. We believe Mr. Horman is qualified to serve on our board due to his experience in operations and finance.

Mariana Gutierrez Garcia has been our Chief Financial Officer since inception. Since 2002, Ms. Gutierrez has been the Vice-President of Administration and Finance of Estancias y Cabaña Fort|$$|Aa|fin Quieto S.A., an Argentinian company that owns more than 12,000 hectares of land and over 8,500 head of cattle. Fortan Quieto is owned by BGS Group International. Since 2007, Ms. Garcia has been the CFO of BGS Group SA. From 2004 to early 2006, Ms. Gutierrez was the CEO of BGS Iberica, a company which managed the operations of three restaurants in Madrid, Spain, overseeing all operational aspects of the company until its sale in 2006. From 2006 to 2007, Ms. Garcia was a senior analyst at Centinela Capital Partners, a private equity group based in New York. She received a B.S. in Economics from the Torcuato Di Tella University. Ms. Gutierrez Garcia is the daughter of Julio Gutierrez, our Chairman.

Alan Menkes has been a member of our board of directors since inception. Mr. Menkes is the Chief Executive Officer of Empeiria Acquisition Corp., a blank check company. Mr. Menkes is also the Managing Partner and Chief Investment Officer at G2 Investment Group, a diversified financial services firm, and is involved in its private equity and real estate activities. Prior to joining G2, he was a Partner at Enterprise Infrastructure Ventures, a real estate investment firm focused on acquiring and developing data centers and other mission-critical real estate assets. From 2002 to 2007, Mr. Menkes was the Managing Partner at Empeiria Capital LLC, a private equity firm he founded. From 1999 to 2002, he was Co-Director of Private Equity and a member of the Executive Committee of Thomas Weisel Partners. Prior to Thomas Weisel Partners, for almost seven years, Mr. Menkes was a Partner at Hicks, Muse, Tate & Furst. Prior to Hicks Muse, he was with The Carlyle Group from its founding in 1987 to 1992. Mr. Menkes currently serves on the boards of directors of CS Technology and Conner Steel Products. He graduated Phi Beta Kappa from the University of Virginia, where he earned his B.A. in Economics with Highest Distinction. Mr. Menkes also earned an M.B.A. with Distinction from the Wharton School at the University of Pennsylvania. We believe Mr. Menkes is well qualified to serve on our board due to his extensive experience as a private equity investor and his service on the board of directors of 14 companies over the last 15 years.

Gustavo Garrido has been a member of our board of directors since inception. Mr. Garrido has been a practicing attorney for nearly twenty years, specializing in commercial law and merger and acquisitions. In 2005, he co-founded, and is currently the managing partner, of Estudio Garrido Abogados, a law firm located in Buenos Aires, Argentina specializing in mergers and acquisitions. From 2003 to 2005, he was a partner and member of the executive committee of Allende & Brea, a Buenos Aires law firm. From 1993 to 1994, he worked as a foreign associate at the New York office of Sullivan & Cromwell. He is an invited professor of entrepreneurship at Universidad de San Andres and a member of the Evaluating Committee of the Naves Program at IAE Business School. He is currently a board member of the Toronto Stock Exchange listed company Estrella Energy Services (CN: EEN) and of Celulosa Argentina, listed on the Buenos Aires Stock

Exchange (AR: CELU). Mr. Garrido is the president of the Geothermal Committee at the Argentine Renewable Energy Chamber. Mr. Garrido obtained his law degree from the Universidad Católica Argentina in 1991. He obtained an LLM from Duke University School of Law in 1993. We believe Mr. Garrido will be a valuable addition to our board because of his experience in evaluating and consummating mergers and acquisitions.

Julian Diaz Bortolotti has been our Executive Vice President since inception. Since 2007, Mr. Bortolotti has served on the Marketing Advisory Board of Estancias y Cabaña Fort|$$|Aa|fin Quieto S.A., an Argentinean company that owns more than 12,000 hectares of land and over 8,500 head of cattle. In June, 2011 he co-founded, and is the managing director, of Deganados SA, a website for buying and selling of livestock across the country. Since 1998, Mr. Bortolotti has been Manager for the Area of Human Resources of Argentores, (General Society of Authors in Argentina), a civil association whose objective is the legal protection and administration of copyright for productions for radio, film, television and theater. In 2009, Mr. Bortolotti received a degree in Labor Relations from the University of Buenos Aires, School of Social Sciences.

Federico Bertoldo has been our Vice President since inception. From 2005 to 2009, he had been in-house legal counsel to BGS Group SA, where he has been involved in various real estate, agribusiness, waste treatment and sports related transactions. Since 2009, Mr. Bertoldo, has served as outside legal counsel to BGS Group SA. Mr. Bertoldo received his law degree from the Universidad Argentina John F. Kennedy in 1998.

John Grabski has been a member of our board of directors since February, 2012. Mr. Grabski is a serial-portfolio entrepreneur and currently the Chairman and CEO of ClearMomentum, Inc., a financial analytics and reporting company serving the alternative asset management industry, including private equity, venture capital and mezzanine funds. He founded ClearMomentum and served as its Chairman and CEO from inception in 2004 through October 2009. Mr. Grabski was then Chairman of ClearMomentum from October, 2009 through October, 2010 and has been Chairman and CEO of ClearMomentum since October, 2010. Including ClearMomentum, Mr. Grabski has founded, developed and successfully exited five companies including Supplystream Inc., acquired by Pioneer Standard Electronics, Inc. (NASDAQ: PIOS) and Badger Technologies, acquired by Delta Point Capital. Mr. Grabski has 25 years experience in operating and financial management of technology companies with expertise in supply chain analytics and optimization, activity based costing and implementing organizational strategies to achieve specific financial objectives. Mr. Grabski is the author of over 20 technical papers including his masters’ thesis, “Valuation Methodologies and the Economics of Software as a Service” and the author of “Financial Analytics, Inside Out”. Mr. Grabski received an OPM from Harvard Business School in 2000 and an MBA in Finance and Accounting with the honor of distinction from the University of Liverpool in 2008. We believe Mr. Grabski will be a valuable addition to our board due to his extensive experience in starting, funding, analyzing and operating various businesses.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a two year term. The term of office of the first class of directors, consisting of Messrs. Menkes, Grabski and Baez will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Messrs. Gutierrez, Horman and Garrido, will expire at the second annual meeting of shareholders. We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our articles of association as it deems appropriate. Our articles of association provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have experience in the fields of food, industrial technology, media and communications, agribusiness and hospitality sectors in MERCOSUR and its associated member countries and businesses focused on serving the Hispanic markets in the United States. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Director Independence

The NASDAQ Capital Market generally requires that a majority of the board of directors of a company listed on the NASDAQ Capital Market must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

However, as an FPI, we are permitted to follow home country corporate governance practices instead of certain requirements of the NASDAQ Capital Market. The corporate governance practice in our home country, the British Virgin Islands, does not require that a majority of the board of directors consist of independent directors. As such, we do not intend to comply with such requirement of the NASDAQ Capital Market. Upon consummation of this offering, Mr. Menkes will be our only independent director.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of one member, Mr. Menkes, who is deemed an independent director under NASDAQ Capital Market’s listing standards and Rule 10A-3(b)(1) of the Exchange Act. As an FPI, we will be permitted to follow home country practices relating to audit committees. The corporate governance practice in our home country, the British Virgin Islands, does not require that an audit committee have any specific composition. As such, we do not intend to comply with the requirement of the NASDAQ Capital Market to the extent an exemption is available.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 20-F;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed of “independent directors” who are “financially literate” as defined under the NASDAQ Capital Market listing standards. NASDAQ Capital Market listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we must certify to the NASDAQ Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Mr. Menkes is the sole member of our audit committee and, through experience, he has the requisite financial sophistication required by the NASDAQ Capital Market rules, he does not qualify as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation and Nominating Committee

As an FPI, we are permitted to, and will, follow home country corporate governance practices instead of certain requirements of the NASDAQ Capital Market. The corporate governance practice in our home country, the British Virgin Islands, does not require that we have a nominating or compensation committee. As such, we intend to follow our home country governance practice and not have a nominating or compensation committee nor do we intend to have independent director oversight over our executive compensation or director nominations.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash (or non-cash) compensation for services rendered. No compensation will be paid to our initial shareholder, executive officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

After the completion of our initial business combination, directors or members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our post-consummation board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Conflicts of Interest

Under British Virgin Islands law, the directors of a business company owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to the company’s best interests. When exercising powers or performing duties as a director, the director shall exercise the care, diligence and skill that a responsible director would exercise in the circumstances taking into account, without limitation the nature of the company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors shall exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a non-compete obligation, possibly prohibited from referring such opportunity to us. Other than Mr. Alan Menkes, we have been informed by our officers and directors that no such conflicts exist. Mr. Menkes is currently serving as the chief executive officer of Empeiria Acquisition Corp., a blank check company that is quoted on the OTCBB, to which he must present suitable business combination opportunities prior to presenting such opportunities to us.

Our officers and directors may become involved with subsequent blank check companies similar to our company; however, other than Mr. Menkes in respect of Empeiria, they will not become involved with another blank check company until signing a definitive agreement or expiration of the period to complete our initial business combination. Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Other than with respect to Mr. Menkes, as described above, our director, our management has informed us that as of the date hereof no such conflict exists and that they have no pre-existing fiduciary duties to any individual or entity which would conflict with their obligations to us.

•	Our initial shareholder purchased the founder shares prior to the date of this prospectus and our initial investors and the underwriters (and/or their designees) will purchase, as applicable, the investor warrants and the underwriter warrants in transactions that will close simultaneously with the closing of this offering. Our initial shareholder has agreed to waive his right to liquidating distributions with respect to the founder shares if we fail to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period). However, if our initial shareholder, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the investor warrants and the underwriter warrants will be used to fund the redemption of our public shares, and the investor warrants and the underwriter warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholder until the earlier of:

•	with respect to 20% of such shares, upon consummation of our initial business combination;

•	with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $12.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination;

•	with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $13.50 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination;

•	with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination;

•	with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $17.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination; and

•	with respect to 100% of such shares, immediately if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity. The investor warrants, the underwriter warrants and their component securities will be subject to lockup (i.e. not transferable, assignable or saleable) until 30 days after the consummation of our initial business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•	Our board may decide to pay to our officers and directors a finder’s fees, consulting fees or other compensation for the introduction to us of a target business (with which we ultimately consummate our initial business combination) or in connection with services such person (or persons) may render for us in connection with the consummation of our initial business combination.

If we are no longer an FPI and no longer subject to the FPI rules, and we hold a shareholder vote to approve our initial business combination, and conduct redemptions pursuant to the proxy rules and not pursuant to a tender offer, we and our initial shareholder, directors, officers or their affiliates may enter into privately negotiated transactions to purchase public shares from shareholders who would otherwise elect to redeem their shares and that a majority of our outstanding shares that are voted vote in favor of the business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act.

Although neither we nor our initial shareholder, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price (over the trust value) for such public shares, the payment of any premium may not be in the best interest of those shareholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares, because such shareholders may experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a shareholder vote.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial shareholder, officers or directors. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with our initial shareholder, or an affiliate of our initial shareholder, in the pursuit of an initial business combination. In the event we seek to complete an initial business combination with such a company or we partner with our initial shareholder or an affiliate of our initial shareholder in our pursuit of an initial business combination, we would obtain an opinion from an independent investment banking firm which is a member of FINRA, or an equivalent agency in a foreign jurisdiction, that such an initial business combination is fair to our shareholders from a financial point of view.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholder has agreed to vote any founder shares and any public shares purchased during or after this offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after this offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director for whom at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers, directors and director nominees that beneficially owns ordinary shares; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the investor warrants or the underwriter warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary shares
Name and Address of Beneficial Owner(1)		Before the Offering	After the Offering(1)
Julio Gutierrez(2)	1,533,333	100.0%	25.0%
Gustavo Garrido	0	0%	0%
Cesar Baez(3)	0	0%	0%
Alan Menkes(4)	0	0%	0%
Rolando Horman	0	0%	0%
Mariana Gutierrez Garcia	0	0%	0%
Federico Bertoldo	0	0%	0%
Juan Diaz Bortolotti	0	0%	0%
John Grabski(5)	0	0%	0%
All directors and executive officers as a group (9 individuals)	1,533,333	100.00%	25.00%

(1)	Unless otherwise indicated, the business address of each of the individuals is located at c/o BGS Acquisition Corp., Olazabal 1150, Cuidad Autonoma de Buenos Aires, Argentina 1428. Assumes exercise of the underwriters’ over-allotment option and no resulting forfeiture of an aggregate of 200,000 founder shares owned by our initial shareholder.

(2)	Mr. Gutierrez does not have different voting rights. Mr. Gutierrez, our sole shareholder prior to this offering, is not a U.S. record holder.

(3)	C A Baez Partners LLC, 152 West 57th Street, 34th floor, New York, New York 10019.

(4)	142 W. 57th Street, 12th Floor, New York, New York 10019.

(5)	c/o ClearMomentum, Inc., 5450 Campus Drive, Canandaigua, NY 14418

Immediately after this offering, our initial shareholder will beneficially own 25.0% of the then issued and outstanding ordinary shares (assuming he does not purchase any units in this offering). Because of this ownership block, our initial shareholder may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our memorandum and articles of association and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 200,000 founder shares held by our initial shareholder will be subject to forfeiture. Our initial shareholder will be required to forfeit, on a pro rata basis, only the number of founder shares necessary to maintain our initial shareholder’s 25.0% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Our initial investors and underwriters (and/or their designees) have committed to purchase an aggregate of 3,266,667 warrants at a price of $0.75 per warrant (approximately $2,450,000 in the aggregate) in the private placement that will occur simultaneously with the closing of this offering. Each investor warrant and underwriter warrant entitles the holder to purchase one ordinary share at $10.00 per share. The purchase price of the investor warrants and the underwriter warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement for, but have not yet consummated our initial business combination, with a target business within such 15 month period), the proceeds of the sale of the investor warrants and the underwriter warrants will be used to fund the redemption of our public shares, and the investor warrants and the underwriter warrants will expire worthless. The investor warrants and the underwriter warrants are subject to the transfer restrictions described below. The investor warrants or the underwriter warrants will not be redeemable by us so long as they are held by our initial investors, the underwriters or their permitted transferees. If the investor warrants or the underwriter warrants are held by holders other than our initial investors, underwriters (and/or their designees) or their permitted transferees, the investor warrants or underwriter warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Additionally, for so long as the underwriter warrants are held by the underwriters (and/or their designees), they may not be exercised after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part. Otherwise, the investor warrants and the underwriter warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our initial shareholder and other executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares, Investor Warrants and Underwriter Warrants

The founder shares, investor warrants, underwriter warrants and any ordinary shares and warrants purchased in this offering or issued upon exercise of the investor warrants or the underwriter warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements to be entered into by our initial shareholder and holders of our investor warrants and the underwriter warrants with us and the underwriters. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of: (a) with respect to 20% of such shares, upon consummation of our initial business combination; (b) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $12.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination; (c) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $13.50 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination; (d) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination; (e) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $17.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business combination; or, with respect to 100% of such shares, immediately if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team and (ii) in the case of the investor warrants and the underwriter warrants and the respective ordinary shares underlying such warrants, until 30 days after the completion of our initial business combination, except in the case of both (i) and (ii), as applicable, (a) to our officers or directors, any affiliates or family members of any of our officers or directors, our initial shareholder, initial investors or the underwriters (and/or their designees) or any affiliates of our initial shareholder or affiliates of our initial investors or the underwriters (and/or their designees); (b) by gift to a member of one of our initial shareholder’s or initial investor’s immediate family or to a trust, the beneficiary of which is a member of one of our initial shareholder’s or an initial investor’s immediate family, an affiliate of our initial shareholder, an initial investor or to a charitable organization or by the underwriters (and/or their designees) to an affiliate, agent or employee; (c) by virtue of laws of descent and distribution upon death of our initial shareholder, an initial investor or the underwriters (and/or their designees); (d) pursuant to a qualified domestic relations order; (e) in the event of our liquidation prior to our completion of our initial business combination; or (f) in the event of our consummation of a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, in the case of each of clauses (a) through (e), that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The underwriter warrants are also subject to certain additional restrictions on transfer as required by FINRA. See “Underwriting—Underwriter Warrants.”

Registration Rights

The holders of the founder shares, investor warrants, underwriter warrants and warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These shareholders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. Furthermore, the underwriter purchase option to purchase units grants to the holders demand and “piggy back” rights for five and seven years, respectively from the effective date of this registration statement with respect to the securities directly and indirectly issuable upon exercise of the option.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 5, 2011, we issued an aggregate of 1,725,000 founder shares to our initial shareholder for an aggregate purchase price of $25,000 in cash, or approximately $0.014 per share. On March 14, 2012, our directors approved a 1.125-for-1 reverse split of our outstanding ordinary shares, reducing the number of outstanding ordinary shares from 1,725,000 to 1,533,333. If the underwriters determine the size of the offering should be increased, a share dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the share dividend.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholder has agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of 200,000 founder shares in proportion to the portion of the underwriters’ over-allotment option that was not exercised. Our initial investors and the underwriters have committed to purchase an aggregate of 3,266,667 warrants in the private placement that will occur simultaneously with the closing of this offering. Each investor warrant or underwriter warrant entitles the holder to purchase one ordinary share at $10.00 per share. The investor warrants or underwriter warrants (including the ordinary shares issuable upon exercise of such warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Other than Mr. Alan Menkes, we have been informed by our officers and directors that no such conflicts exist.

BGS Group SA, an affiliate of certain of our officers and directors has agreed, from the date that our securities are first listed on the NASDAQ Capital Market through the earlier of our consummation of our initial business combination and our liquidation, to make available, and at no cost to us, office space and certain office and secretarial services, as we may require from time to time.

Other than reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations no compensation will be paid to our initial shareholder, officers or directors, or to any of their respective affiliates, prior to or in connection with our initial business combination (regardless of the type of transaction).

As of the date of this prospectus, our Chairman, Julio Gutierrez has also loaned and advanced to us an aggregate of $176,760 to cover expenses related to this offering. This loan will be payable without interest on the earlier of September 30, 2012 and the closing of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, Mr. Gutierrez has agreed to loan us up to an aggregate of $500,000 (or a higher amount at his discretion) to fund our working capital needs following the consummation of this offering and before our initial business combination. In the event that our initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. In the event our initial business combination is consummated, Mr. Gutierrez, at his option, may convert the loans into warrants of the target company at $0.75 per warrant. In accordance with the foregoing, we will enter into an agreement setting forth the terms of the loans with such officers and directors.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a registration rights agreement with respect to the founder shares, the investor warrants and the underwriter warrants, which is described under the heading “Principal Shareholders — Registration Rights.”

DESCRIPTION OF SECURITIES

We are a British Virgin Islands business company (company number 1665630) and our affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes the material terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. We expect the ordinary shares and warrants comprising the units will begin separate trading on the tenth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our issuing a press release announcing the trading date when such separate trading will commence. The units will continue separate trading on the NASDAQ Capital Market unless we and The PrinceRidge Group LLC, determine that the units should cease trading.

In no event will the ordinary shares and warrants be traded separately until we have filed with the SEC a Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 6-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 6-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

As of the date of this prospectus, there were 1,533,333 ordinary shares outstanding, all of which were held of record by our initial shareholder. This includes an aggregate of 200,000 ordinary shares subject to forfeiture by our initial shareholder to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial shareholder will own 25.0% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). Upon closing of this offering, 5,333,333 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option).

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock & Trust Company, which will enter the name of Cede & Co. in our register of members on the closing of this offering as nominee for each of the respective shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. The rights attaching to ordinary shares may only be amended by a resolution of a majority of the ordinary shares that are voted and are entitled to vote. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Our memorandum and articles of association provides that any of its provisions, including those related to pre-business combination activity, may be amended prior to our initial business combination if approved by the affirmative vote of holders holding at least 65% (or 50% if approved in connection with our initial business combination) of our outstanding shares that have voted on such amendment and are entitled to vote.

We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.

We will provide our shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be $10.15 per share (or approximately $10.09 per share if the underwriters’ over-allotment option is exercised in full). Our initial shareholder has agreed to waive his redemption rights with respect to any founder shares and public shares in connection with the consummation of our initial business combination.

Regardless of whether we are required by law or by the NASDAQ Capital Market, or we decide to seek shareholder approval for business reasons, so long as we maintain our status as an FPI and are required to comply with the FPI rules, we will conduct the redemptions pursuant to the tender offer rules. Our memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, shareholder approval of the transaction is required by law or the NASDAQ Capital Market and we are no longer an FPI, or we decide to obtain shareholder approval for business reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. However, the participation of our initial shareholder, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we are no longer an FPI and seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 19.9% of the shares sold in this offering. However, there will be no restriction on our shareholders’ ability to vote all of their shares for or against our business combination.

If we seek shareholder approval in connection with our initial business combination, our initial shareholder has agreed to vote any founder shares and any other public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our memorandum and articles of association, if we are unable to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), we will, as promptly as reasonably possible but no more than five business days thereafter, (i) distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and (ii) cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up. Our initial shareholder has agreed to waive his right to liquidating distributions with respect to their founder shares if we fail to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period). However, if our initial shareholder, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

The company may, at the discretion of the directors, issue fractional shares and we may, upon the issue of fractional shares, round up or round down to the nearest whole number.

Founder Shares

The founder shares are identical to the ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial shareholder has agreed (A) to waive his redemption rights with respect to any founder shares and public shares in connection with the consummation of our initial business combination and (B) to waive his redemption rights with respect to any founder shares if we fail to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period. If we submit our initial business combination to our public shareholders for a vote, our initial shareholder has agreed to vote any founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the initial shareholder, each of whom will be subject to the same transfer restrictions) until they are released from lockup other than if we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preferred Shares

Our memorandum and articles of association authorizes the issuance of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by our board of directors. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on our initial business combination. We may issue some or all of the preferred shares to effect our initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution of the holders of at least 65% of the outstanding shares of the relevant preferred class prior to our initial business combination, or by the holders of a majority of the outstanding shares of the relevant preferred class after the completion of our initial business combination (or by a resolution of directors if there are no preferred shares of the relevant class in issue). If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30% of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.

Warrants

Public Shareholders’ Warrants

Each warrant entitles the registered holder to purchase one ordinary share at a price of $10.00 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering or 30 days after the completion of our initial business combination. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Except as set forth below, we will not be obligated to issue any ordinary shares pursuant to the exercise of a warrant unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and we will not be obligated to issue ordinary shares upon exercise of a warrant unless ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants and in compliance with the applicable state securities laws, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a new registration statement, for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the ordinary shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus in respect thereof, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we agree to use our best efforts to register the ordinary shares issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants has not been declared effective within 60 business days following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of our warrants exercising on a cashless basis would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing: (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the last sale price of our ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus in respect thereof is available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $16.50 redemption trigger price as well as the $10.00 warrant exercise price after the redemption notice is issued.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% of the ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding ordinary shares is increased by a share dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other shares of our shares into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of ordinary shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse shares split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse shares split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

If, at any time after our initial business combination while the warrants are outstanding, we effect (a) a merger with another company, in which our shareholders immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, (b) any sale of all or substantially all of our assets in one or a series of related transactions, (c) a tender offer or exchange offer approved or authorized by our board is completed pursuant to which holders of at least a majority of our outstanding ordinary shares tender or exchange their shares for other securities, cash or property, or (d) a reclassification of our shares or any compulsory share exchange pursuant to which our ordinary shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of our ordinary shares), the holders of the warrants will thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property receivable upon such event, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. Notwithstanding the foregoing, in the event of such a transaction, then at the request of any holder, properly delivered, we (or the successor entity to us) shall purchase such warrant from such holder by paying, within five trading days after such request, cash in an amount equal to the Black Scholes Value (as specifically defined in the warrant agreement) of the remaining unexercised portion of such warrant on the date of such transaction. Any warrant holder that receives cash pursuant to the immediately preceding sentence shall not receive the kind and amount of shares or other securities or property including cash, receivable upon such reclassification, reorganization, merger or consolidation.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Private Placement Warrants

The investor warrants and the underwriter warrants (including the ordinary shares issuable upon exercise of such warrants), once issued, will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares, Investor Warrants and Underwriter Warrants,” to our officers and directors and other persons or entities affiliated with, as applicable, the initial investors or the underwriters (and/or their designees) and they will not be redeemable by us so long as they are held by our initial investors, the underwriters (and/or their designees) or their permitted transferees. Otherwise, the investor warrants or the underwriter warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering (provided, however, that for so long as the underwriter warrants are held by the underwriters and their affiliates, the underwriter warrants will not be exercisable after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part). If the investor warrants or the underwriter warrants are held by holders other than our initial investors, the underwriters (and/or their designees) or their permitted transferees, the investor warrants or the underwriter warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities.

In order to finance transaction costs in connection with an intended initial business combination, Mr. Gutierrez has agreed to loan us up to an aggregate of $500,000 (or a higher amount at his discretion) to fund our working capital needs following the consummation of this offering and before our initial business combination. In the event that our initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. In the event our initial business combination is consummated, Mr. Gutierrez, at his option, may convert the loans into warrants of the target company at $0.75 per warrant. In accordance with the foregoing, we will enter into an agreement setting forth the terms of the loans with such officers and directors.

Underwriters’ Unit Purchase Option

We have agreed to sell to The PrinceRidge Group LLC and/or its designees, for $100, an option to purchase up to 340,000 units at $15.00 per unit. The underwriters’ unit purchase option will be exercisable starting on the later of the consummation of the business combination or the first anniversary of the effectiveness of the registration statement of which this prospectus forms a part and ending on the fifth anniversary of such effectiveness. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to the Companies Act. The Companies Act provides that, subject to our memorandum or articles of association the directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied on reasonable grounds that we will immediately after the distribution, satisfy the ‘solvency test’. A company will satisfy the solvency test if (i) the value of the company’s assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due. Where a distribution is made to a shareholder at a time when the company did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of the company’s failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.

In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of this offering in such amount as to maintain our initial shareholder’s ownership at 25.0% of the issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. If we consummate an initial business combination with a business located in certain member countries or associate member countries of MERCOSUR, we may also become subject to restrictions on the transfer of funds outside of those countries.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Memorandum and Articles of Association

Our memorandum and articles of association became effective under the laws of the British Virgin Islands on August 9, 2011. As set forth in Section 4 of the memorandum of association, the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Article 23 of our amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of our initial business combination. These provisions cannot be amended prior to our initial business combination without the approval of holders of 65% (or 50% if approved in connection with our initial business combination) of our outstanding shares that have voted on such amendment and are entitled to vote, except that our obligation to redeem the public shares upon our failure to complete an initial business combination within the allotted time may not be modified. If we decide to seek shareholder approval in respect of the consummation of our initial business combination, such approval may be by a majority vote of shareholders who, being so entitled, attend and vote at a meeting for such purpose. Our initial shareholder (who will own 25% of our ordinary shares after the offering), officers, directors and affiliates who are entitled to vote will vote their ordinary shares in favor of our initial business combination at a shareholder meeting to approve such a transaction. In addition, to the extent that we enter into any privately negotiated transactions to purchase shares held by the public, we may be in a position to vote to approve an initial business combination even if a substantial majority of public shareholders vote against such transaction. We and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business for our initial business combination within 15 months from the consummation of this offering and such business combination has not yet been consummated within such 15 month period).

Specifically, our memorandum and articles of association provides, among other things, that:

•	if we are unable to consummate our initial business combination within 15 months from the closing of this offering (or 18 months from the closing of this offering if we have entered into a definitive agreement with a target business within such 15 month period), we (i) will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of winding up our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up;

•	prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•	although we do not intend to enter into our initial business combination with a target business that is affiliated with our initial shareholder, or other directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an equivalent agency in a foreign jurisdiction, that such a business combination is fair to our shareholders from a financial point of view;

•	if a shareholder vote on our initial business combination is not required by law or the NASDAQ Capital Market and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, and will file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; and

•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our memorandum and articles of association provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Our memorandum and articles of association also provides that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account. As such, no incurrence of debt will affect the per share amount available for redemption from the trust account.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares which will be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in issue. We may by resolution:

•	consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares;

•	sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the Companies Act;

•	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

•	create new classes of shares with preferences to be determined by the board of directors at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our memorandum and articles of association and the Companies Act. The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the British Virgin Islands also follows.

There have been few, if any, court cases interpreting the Companies Act in the British Virgin Islands, and we can not predict whether British Virgin Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act (which can be subject to the provisions of a company’s memorandum and articles of association) and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware
Shareholder Meetings
• Held at a time and place as determined by the directors	• May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or without the British Virgin Islands	• May be held within or without Delaware
• Notice:	• Notice:
•  Subject to a requirement in the memorandum and articles of association to give longer notice, a copy of the notice of any meeting shall be given not fewer than seven (7) days before the date of the proposed meeting to those persons whose names appear in the register of members on the date the notice is given and are entitled to vote at the meeting

•  Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

Shareholders’ Voting Rights
•  Any person authorized to vote may be represented at a meeting by a proxy who may speak and vote on behalf of the member. Quorum is fixed by the memorandum and articles of association, but where no such quorum is fixed, shall consist of the holder or holders present in person or by proxy entitled to exercise at least 50 percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon
• Any person authorized to vote may authorize another person or persons to act for him by proxy

•  For stock corporations, the charter or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum

British Virgin Islands	Delaware
For non-shares companies, the charter or by-laws may specify the number of shareholders to constitute a quorum. In the absence of this, one-third of the shareholders shall constitute a quorum
•  Changes in the rights attaching to shares as set forth in the memorandum and articles of association require approval of at least such majority of the affected shareholders as specified in the memorandum and articles of association
• Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders
• The memorandum and articles of association may provide for cumulative voting in the election of directors	• The memorandum and articles of association may provide for cumulative voting
• Approval of a business combination may be by a majority of shares voted at the meeting	• Approval of a initial business combination may be by a majority of outstanding shares if such transaction involves the merger of such entity

Directors
• Board must consist of at least one member	• Board must consist of at least one member
• Maximum number of directors can be changed by an amendment to the articles of association	• Number of board members shall be fixed by the by-laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter
• Directors do not have to be independent	• Directors do not have to be independent

Fiduciary Duties
• Directors and officers owe fiduciary duties at both common law and under statute as follows:	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
• Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company;	• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
• Duty to exercise powers for a proper purpose and shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association;
•  Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

• Duty to exercise the care, diligence and skill that a responsible director would exercise in the circumstances taking into account, without limitation:
(a) the nature of the company;
(b) the nature of the decision; and

British Virgin Islands	Delaware
(c) the position of the director and the nature of the responsibilities undertaken by him.
The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the Company. However, in some instances a breach of this obligation can be forgiven.

•   Pursuant to Section 125(4) of the BVI Business Companies Act, 2004 (the “Act”) and in pursuant to the company’s memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:
• Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.
• vote on a matter relating to the transaction;
• attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
• sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Derivative Actions
•  Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:
• Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.
• the company does not intend to bring, diligently continue or defend or discontinue proceedings; and
• it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the detriment of the shareholders as a whole.
When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:
• whether the shareholder is acting in good faith;

British Virgin Islands	Delaware
• whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
• whether the action is likely to proceed;
• the costs of the proceedings; and
• whether there is another alternative remedy available.

•  In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s shares thereafter devolved upon such shareholder by operation of law.

• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.
• Such action shall not be dismissed or compromised without the approval of the Chancery Court.

•  If we were a Delaware corporation, a shareholder whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been canceled.

Certain Differences in Corporate Law

The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. BVI law provides for mergers as that expression is understood under United States corporate law. The procedure for a merger between the company and another company (which need not be a BVI company, and which may be the company’s parent, but need not be) is set out in the Companies Act. The directors of the company must approve a written plan of merger which must also be approved by a resolution of a majority of the shareholders entitled to vote and actually vote at a quorate meeting of shareholders. The company must then execute articles of merger, containing certain prescribed details. The plan and articles of merger are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. Provided that the Registrar is satisfied that the requirements of the Companies Act in respect of the merger have been complied with and the company is in “good standing,” that is to say that it has paid all fees and penalties (if any) due to the BVI Financial Services Commission, the Registrar shall register the articles of merger and any amendment to the memorandum and articles of the surviving company and issue a certificate of merger (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger. Therefore, the whole transaction can take place in a day.

As soon as a merger becomes effective: (a) the surviving company (so far as is consistent with its amended memorandum and articles, as amended or established by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the amended memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company; (d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgement, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies the constituent company that is not the surviving company of the merger.

In addition, there are statutory provisions in the Companies Act that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a merger (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions, a consolidation of companies would be effectively approved in the same way as a merger (as described above). If the directors determine it to be in the best interests of the company, it is also possible for it to be approved as a Court approved plan of arrangement or scheme or arrangement in accordance with the Companies Act. The convening of the meetings and subsequently the arrangement must be sanctioned by the British Virgin Islands Court.

If the arrangement and reconstruction is thus approved, a shareholder would have rights comparable to appraisal rights, which would ordinarily be available to dissenting shareholders of United States corporations or under a BVI merger, providing rights to receive payment in cash for the judicially determined value of the ordinary shares.

Poison Pill Defenses. Under the Companies Act there are no provisions which prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans.

Directors and Conflicts of Interest. Pursuant to the Companies Act and the company’s memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

•	vote on a matter relating to the transaction;

•	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

•	sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits. Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. A shareholder may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

•	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the detriment of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•	whether the shareholder is acting in good faith;

•	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

•	whether the action is likely to proceed;

•	the costs of the proceedings; and

•	whether there is another alternative remedy available.

Any member of a company may apply to BVI court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the BVI court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for BVI business corporations is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the company’s constituent documents. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a “fraud on the minority.”

Under the laws of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 200,000 founder shares held by our initial shareholder) we will have 5,333,333 ordinary shares outstanding. Of these shares, the 4,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,533,333 shares and all 3,266,667 warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then outstanding, which will equal 40,000 shares immediately after this offering (or 46,000 if the underwriters exercise their over-allotment option); or

•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 6-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholder will be able to sell his founder shares and investor warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, the investor warrants and warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These shareholders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. The registration rights agreement will also provide to the underwriter and its designees the right to demand one registration at our expense for 5 years from the effective date of the registration statement of which this prospectus forms a part and provide them with “piggy back” registration rights for seven years from the effective date of the registration statement of which this prospectus forms a part. Furthermore, the underwriter purchase option to purchase units grants to the holders demand and “piggy back” rights for five and seven years, respectively, from the effective date of this registration statement with respect to the securities directly and indirectly issuable upon exercise of the option.

Listing of Securities

We have applied to have our units, ordinary shares and warrants listed on the NASDAQ Capital Market under the symbols “BGSC.U,” “BGSC” and “BGSC.W,” respectively. We anticipate that our units will be listed on the NASDAQ Capital Market on or promptly after the effective date of the registration statement. Following the date the ordinary shares and warrants are eligible to trade separately, we anticipate that the ordinary shares and warrants will be listed separately and as a unit on the NASDAQ Capital Market.

TAXATION

The following discussion of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and warrants to acquire our ordinary shares, sometimes referred to collectively as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

In the opinion of Ogier, British Virgin Islands counsel to us, the Government of the British Virgin Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its securityholders (who are not tax resident in the British Virgin Islands).

The company, and all distributions, interest and other amounts paid by the company to persons who are not tax resident in the British Virgin Islands, will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its securityholders.

United States Federal Income Taxation

General

In the opinion of Ellenoff Grossman & Schole LLP, the following are the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities issued pursuant to this offering. Because the components of a unit are separable at the option of the holder, the holder of a unit will be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5 percent or more of our voting shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES,

INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority that addresses the U.S. federal income tax treatment of the units offered hereby. Therefore, the allocation of the purchase price between the ordinary share and the warrant to acquire one ordinary share that makes up each unit is uncertain. However, in the case of investment units consisting of one debt instrument and one warrant or other equity security, the tax law requires the holder of such investment unit to allocate its purchase price based on the relevant fair market value of each component of such investment unit. By analogy to the tax law applicable to debt instrument investment units, each unit should be treated for U.S. federal income tax purposes as consisting of one ordinary share and one warrant to acquire one ordinary share. Based on this analogy, for U.S. federal income tax purposes, each holder of a unit must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and the warrant will be the holder’s tax basis in such share or warrant, as the case may be.

The foregoing treatment of our ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price between the ordinary share and the warrant that comprise a unit. The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares. A cash distribution on such shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and such corporate U.S. Holder will not be eligible for the dividends-received deduction allowed to domestic corporations in respect of dividends received from other domestic corporations. Such distribution in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, under tax law currently in effect, for taxable years beginning before January 1, 2013, dividends will be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares. For taxable years beginning after January 1, 2013, the regular U.S. federal income tax rate applicable to dividends currently is scheduled to return to the regular U.S. federal income tax rate applicable to ordinary income.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which would include a redemption of warrants or ordinary shares, as discussed below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time), and subject to the PFIC rules discussed below, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary share acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are subject to U.S. federal income tax at a maximum regular rate of 15%. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances. Among such limitations is the deduction for losses upon a taxable disposition by a U.S. Holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical shares or securities. U.S. Holders who recognize losses with respect to a disposition of our ordinary shares or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules described below, if a U.S. Holder redeems ordinary shares for the right to receive cash pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction, for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “Taxation on the Disposition of Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants). The redemption of ordinary shares will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would include ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

U.S. Holders who actually or constructively own one percent or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share would begin on the day after the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the ordinary shares received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants exercised. A U.S. Holder’s holding period for the ordinary shares would commence on the date following the date of exercise of the warrant. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year ending July 31, 2012. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending July 31, 2012. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year ending July 31, 2012. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending July 31, 2012 or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and

•	any “excess distribution” made to the U.S. Holder (defined as any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

If we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders would be deemed to own a portion of the shares of such lower-tier PFIC, and could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holders gain on the sale or other disposition of our ordinary shares and warrants.

Backup Withholding and Information Reporting

Information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a U.S. Holder, subject to certain exceptions, and to the proceeds from sales and other dispositions of our ordinary shares or warrants by a U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, will apply to dividends paid on our ordinary shares to a U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a U.S. Holder, in each case who:

•  fails to provide an accurate taxpayer identification number;

•  is notified by the IRS that backup withholding is required; or

•  fails to comply with applicable certification requirements.

A Non-U.S. Holder will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our ordinary shares or securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Recently enacted legislation imposes withholding tax at a rate of 30% on payments to certain foreign entities after December 31, 2012, on dividends on and the gross proceeds of dispositions of U.S. equity interests, unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the units.

NOTES REGARDING OUR CHOICE OF BRITISH VIRGIN ISLANDS AND THE
ENFORCEABILITY OF CIVIL LIABILITIES

Reasons for our Choice of Incorporating in the British Virgin Islands

We are incorporated in the British Virgin Islands because of the following benefits found there:

•	political and economic stability;

•	an effective and sophisticated judicial system with a dedicated Commercial Court;

•	tax neutral treatment, with no tax levied against companies incorporated in the British Virgin Islands by the local tax authorities;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

In addition to the benefits listed above, incorporation in the British Virgin Islands offers investors the following benefits:

•	commitment of the BVI to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF);

•	the adoption of the English law concept of corporate separateness to mitigate the risk of the assets of a shareholder being used to satisfy the liabilities of the company; and

•	confidentiality for shareholders.

However, there are certain disadvantages accompanying incorporation in the British Virgin Islands. These disadvantages include:

•	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the British Virgin Islands are outweighed by the benefits to us and our investors of such incorporation.

In 2009, the Organization of Economic Cooperation and Development, or the OECD, granted “white list” status to the British Virgin Islands in the category of “jurisdictions that have substantially implemented the internationally agreed tax standard”. This was in recognition of the fact that the jurisdiction had committed to and substantially implemented the OECD’s internationally agreed tax standards, by entering into at least twelve Tax Information Exchange Agreements, or TIEAs, with other OECD member states. TIEAs are bilateral agreements that have been negotiated and signed between two countries to establish a formal regime for the exchange of information relating to civil and criminal tax matters.

The Financial Action Task Force, or the FATF, is an inter-governmental body whose purpose is the development and promotion of policies, both at national and international levels, to combat money laundering and terrorist financing. As a member of the Caribbean Financial Action Task Force the BVI has agreed to adopt and implement the “Forty Recommendations on Money Laundering” and the “Nine Special Recommendations on Terrorist Financing” established by the FATF, full details of which can be reviewed at http://www.fatf-gafi.org. The information contained in or accessible from this website is not part of this prospectus.

Enforceability of Civil Liabilities

We are a British Virgin Islands business company incorporated in the British Virgin Islands and therefore, located outside of the United States. The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account maintained by Continental Stock Transfer & Trust Company, as trustee, initially at J.P. Morgan Chase Bank N.A., London Branch; however, we may change the location or depository institution. The trust account will be governed by an Investment Management Trust Agreement between us and Continental Stock Transfer & Trust Company.

There is substantial doubt that the courts of the British Virgin Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	is final and for a liquidated sum;

•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

•	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, the British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Although shareholders of a British Virgin Islands company generally have limited liability, in the event the company enters insolvent liquidation under British Virgin Islands law, there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands courts for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Mr. Gutierrez has agreed that he will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.15 per share (or approximately $10.09 if the over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Gutierrez will not be responsible to the extent of any liability for such third party claims. We currently believe Mr. Gutierrez is of substantial means and capable of funding a shortfall in our trust account, even though we have not asked him to reserve for such an eventuality. We have not independently verified whether Mr. Gutierrez has sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that he will be able to satisfy those obligations. We believe the likelihood of Mr. Gutierrez having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our initial shareholder has waived his rights to participate in any redemption with respect to any initial ordinary shares if we fail to consummate an initial business combination. However, if our initial shareholder or any of our other officers, directors or affiliates acquire public ordinary shares in or after this offering they will be entitled to a pro rata share of the trust account with respect to such ordinary shares if we do not complete our initial business combination within the 18 month period and we distribute the trust account by way of redemption.

We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account or from interest not previously withdrawn from the trust account. However, if those funds are not sufficient to cover these costs and expenses, we may request the trustee to release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses. In addition, Mr. Gutierrez has agreed to indemnify us for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director shall exercise the care, diligence and skill that a responsible director would exercise in the circumstances taking into account, without limitation the nature of the company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors shall exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If the we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) the execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favour of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands Court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Our officers are located outside of the U.S. and we are not presently aware of any laws in such countries that would affect our current operations. We will re-examine the laws of the various countries where our officers are located at the time we have identified a suitable acquisition target. For additional general discussion on potential laws or regulations that may impact our future operations, please refer to “Risk Factors — Risks Associated with Acquiring and Operating a Business in a Member or Associated Member Country of Mercosur.”

UNDERWRITING

In accordance with the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for which The PrinceRidge Group LLC is acting as representative and sole book-running manager, and the underwriters have severally, and not jointly, agreed to purchase, on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
The PrinceRidge Group LLC
Mitsubishi UFJ Securities (USA), Inc.
Chardan Capital Markets, LLC
Aegis Capital Corp
Total	4,000,000

The address of PrinceRidge Group LLC is 1633 Broadway, 28th Floor, New York, New York 10019.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The underwriting agreement provides that the obligation of the underwriters to purchase all of the 4,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our initial investors and the underwriters (and/or their designees) of an aggregate of 3,266,667 warrants at a purchase price of $0.75 per warrant in the private placement immediately prior to the consummation of this offering, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 4,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have granted the representative of the underwriters a 45-day option to purchase up to 600,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriters may allow some dealers concessions not in excess of $         per unit and the dealers may re-allow a concession not in excess of $         per unit to other dealers.

Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and prospects of other companies whose principal business is the acquisition of other companies;

•	prior offerings of those other companies;

•	the ability of our management and their experience in identifying operating companies;

•	our prospects for acquiring an operating business at attractive values;

•	the present state of our development and our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, ordinary shares or warrants will develop and continue after the offering.

Purchase Option

We have agreed to sell to The PrinceRidge Group LLC, the representative of the underwriters, for $100, an option to purchase up to 340,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option may be exercised on a cashless basis, and will be exercisable, in whole or in part, commencing on the later of the consummation of a business combination or the one-year anniversary of the effective date of the registration statement of which this prospectus forms a part and expiring five years from the effective date of the registration statement of which this prospectus forms a part. The option and the underlying securities have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Conduct Rules. Pursuant to such rule, the option may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the effective date of the registration statement of which this prospectus forms a part except to any underwriter or selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for five and seven years, respectively from the effective date of this registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of ordinary shares at a price below its exercise price.

Underwriter Warrants

The underwriters (and/or their designees) have committed to purchase the 266,667 warrants for an aggregate purchase price of $200,000 or $0.75 per warrant. Each underwriter warrant entitles the holder to purchase one ordinary share at a price of $10.00. The underwriter warrants are identical to the public warrants sold as part of the units in this offering except that, so long as they are held by the underwriters (and/or their designees) or their permitted transferees, (1) they will not be redeemable by us and (2) they (including the ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the underwriters (and/or their designees) until 30 days after the completion of our initial business combination. Additionally, for so long as the underwriter warrants are held by the underwriters (and/or their designees), they may not be exercised until the five year anniversary of the effective date of the registration statement of which this prospectus forms a part.

The 266,667 underwriter warrants and the 266,667 ordinary shares underlying the underwriter warrants have been deemed compensation by FINRA and are therefore subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering, subject to certain limited exceptions, pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to such rule, the underwriter warrants may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the effective date of the registration statement of which this prospectus forms a part except to any underwriter or selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. The purchasers have agreed that the underwriter warrants will not be sold or transferred by them (except to certain permitted transferees) until 30 days after we have completed an initial business combination. We have granted the underwriters the registration rights as described under the section “Securities Eligible for Future Sale — Registration Rights.”

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the prices of our securities or if any such transactions will take place. These transactions may occur on the NASDAQ Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Commissions and Discounts

The following table summarizes the compensation we will pay:

Fees	Fee per Unit	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$10.00	$40,000,000	$46,000,000
Underwriting discount(1)(2)	$0.30	$1,200,000	$1,380,000
Deferred corporate finance fee(3)	$0.20	$800,000	$920,000

Fees	Fee per Unit	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Proceeds before expenses	$9.50	$38,000,000	$43,700,000

(1)	Based on the underwriters’ discount equal to 3.0% of the gross proceeds from the sale of units offered to the public.

(2)	Does not include our reimbursement of approximately $12,000 for the costs of background checks of our directors and executive officers.

(3)	Based on the deferred corporate finance fee payable to the underwriters equal to 2.0% of the gross proceeds from the sale of the units offered to the public that will become payable from the amounts held in the trust account solely in the event we consummate our initial business combination. The deferred corporate finance fee shall be payable upon the consummation of our initial business combination for services related to the due diligence, negotiation, structuring, analyzing, marketing and closing of our initial business combination.

Other Services

We provided The PrinceRidge Group LLC with an advance of $25,000 for its anticipated out-of-pocket accountable expenses. The PrinceRidge Group LLC will reimburse us with any remaining portion of the advance to the extent such monies were not used for out-of-pocket accountable expenses actually incurred if this offering is not completed. If this offering is completed, The PrinceRidge Group LLC will reimburse us for such advance on the closing date of this offering.

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 30 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

Pursuant to the terms of the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from the registration statement and liabilities arising from breach of the underwriting agreement or the breach of our representations, warranties and covenants contained in the underwriting agreement. We are also obligated to pay for the defense of any claims against the underwriters. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make with respect to these liabilities. Our obligations under this section of the underwriting agreement continue after the closing of our initial public offering.

Listing

We anticipate that the units will be listed on the NASDAQ Capital Market under the symbol “BGSC.U”. Upon separate trading of the securities comprising the units, the ordinary shares and the warrants are expected to be listed on the NASDAQ Capital Market under the symbols “BGSC” and “BGSC.W”, respectively. Following the date that the shares of our ordinary shares and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the ordinary shares or warrants separately or as a unit.

SELLING RESTRICTIONS

Sales of Our Securities in Canada

The units sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Units may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

Foreign Regulatory Restrictions on Purchase of the Ordinary shares

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the ordinary shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the ordinary shares to certain institutions or accredited persons in the following countries:

Notices to Non-United States Investors

British Virgin Islands. This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

Australia. If this document is issued or distributed in Australia it is issued or distributed to “wholesale clients” only, not to “retail clients”. For the purposes of this paragraph, the terms “wholesale client” and “retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China. THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates. The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC’’).

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai. The issuer is not licensed by the Dubai Financial Services Authority (“DFSA”) to provide financial services in the Dubai International Financial Centre (“DIFC”). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel. The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy. The offering of the securities has not been registered with the Commissione Nazionale per le Societ|$$|Aga e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34- ter , subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34- ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorised to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Pakistan. The investors / subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia. NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI’S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

Switzerland. This document does not constitute a prospectus within the meaning of Article 652a of the Swiss Code of Obligations. The securities of BGS Acquisition Corp. may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be disturbed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities of BGS Acquisition Corp. in Switzerland.

United Kingdom. The content of this prospectus has not been issued or approved by an authorised person within the meaning of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”). Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

European Economic Area. In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York with respect to the units and warrants and Ogier, British Virgin Islands, with respect to the ordinary shares and matters of British Virgin Islands law. In connection with this offering Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., is acting as counsel to the underwriters.

EXPERTS

The financial statements of BGS Acquisition Corp. (a company in the development stage) as of October 5, 2011 and for the period August 9, 2011 (date of incorporation) through October 5, 2011, have been included herein in reliance upon the report of Rothstein Kass, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Rothstein Kass as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of these requirements by filing reports with the Securities and Exchange Commission. As an FPI, we will be exempt from certain rules under the Exchange Act including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months).

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

BGS ACQUISITION CORP.
(a company in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of
BGS Acquisition Corp.

We have audited the accompanying balance sheet of BGS Acquisition Corp. (a company in the development stage) (the “Company”) as of October 5, 2011 and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from August 9, 2011 (date of incorporation) to October 5, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the BGS Acquisition Corp. (a company in the development stage) as of October 5, 2011 and the results of its operations and its cash flows for the period from August 9, 2011 (date of incorporation) to October 5, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 14, 2012

BGS ACQUISITION CORP.
(a company in the development stage)

BALANCE SHEET
October 5, 2011

ASSETS
Current Assets
Cash	$25,000
Deferred Offering Costs	141,400
Total Assets	$166,400
LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accrued Offering Costs	$65,000
Due to Affiliate	86,400
Total Liabilities	151,400
Commitments and contingencies
Shareholder’s Equity
Preferred Shares, no par value, unlimited shares authorized; no shares issued and outstanding
Ordinary Shares, no par value, unlimited shares authorized; 1,533,333 shares issued and outstanding	25,000
Deficit Accumulated During the Development Stage	(10,000)
Total Shareholder’s Equity	15,000
Total Liabilities and Shareholder’s Equity	$166,400

The accompanying notes are an integral part of the financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)

STATEMENT OF OPERATIONS
For the period from August 9, 2011 (date of incorporation) to October 5, 2011

Revenue	$—
General and Administrative Expenses	10,000
Net Loss Attributable to Ordinary Shareholder	$(10,000)
Weighted Average Number of Ordinary Shares Outstanding	1,533,333
Basic and Diluted Net Loss per Ordinary Share	$(0.01)

The accompanying notes are an integral part of the financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
For the period from August 9, 2011 (date of incorporation) to October 5, 2011

	Ordinary Shares
	Shares	Amount	Deficit Accumulated During the Development Stage	Total Shareholder’s Equity
Sale of ordinary shares to initial shareholders on October 5, 2011 at approximately $0.016 per share	1,533,333	$25,000	$—	$25,000
Net loss	—	—	(10,000)	(10,000)
Balances, October 5, 2011	1,533,333	$25,000	$(10,000)	$15,000

The accompanying notes are an integral part of the financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)

STATEMENT OF CASH FLOWS
For the period from August 9, 2011 (date of incorporation) to October 5, 2011

Cash Flows from Operating Activities
Net loss	$(10,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in due to affiliate	10,000
Net cash used in operating activities	—
Cash Flows from Financing Activities
Proceeds from issuance of ordinary shares to initial shareholder	25,000
Net cash provided by financing activities	25,000
Net increase in cash	25,000
Cash at beginning of the period	—
Cash at end of the period	$25,000
Supplemental Disclosure of Non-Cash Transactions:
Deferred offering costs included in accrued offering costs	$65,000
Deferred offering costs included in due to affiliate	$76,400

The accompanying notes are an integral part of the financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)

NOTES TO THE FINANCIAL STATEMENTS
For the period from August 9, 2011 (date of incorporation) to October 5, 2011

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

BGS Acquisition Corp. (the “Company”), (a company in the development stage), is a newly organized blank check company incorporated as a British Virgin Islands business company and formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, or ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has selected July 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note 3 below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. An amount equal to 101.50% of the gross proceeds of the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, until the earlier of (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, will not submit the transaction for shareholder approval, unless otherwise required by law. The Company will proceed with a Business Combination if it is approved by the board of directors. Only in the event that the Company is required to seek shareholder approval in connection with our initial Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding ordinary shares that are voted are voted in favor of the Business Combination. In connection with such a vote, if a Business Combination is approved and consummated, shareholders (regardless of how they vote) and elect to put their ordinary shares back to the Company for cash will be entitled to receive their pro-rata portion of the Trust Account (together with interest thereon which was not previously used for working capital but net of taxes). These ordinary shares will be recorded at a fair value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with ASC 480 “Distinguishing Liabilities from Equity”. The initial shareholder has agreed, in the event the Company is required to seek shareholder approval of its Business Combination, to vote their initial shares in favour of approving a Business Combination. The initial shareholder and the Company’s officers and directors have also agreed to vote ordinary shares acquired by them in this offering or in the aftermarket in favor of a Business Combination submitted to the Company’s shareholders for approval.

The Company’s initial shareholder, officers and directors have agreed that the Company will only have 15 months from the closing of the Proposed Offering to consummate its initial Business Combination (or 18 months from the closing of this offering if we have entered into a definitive agreement for, but have not yet consummated, its initial business combination with a target business within such 15 month period). If the Company does not consummate a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) redeem our public shares for a per share pro rata portion of the Trust Account, including a portion of the interest earned thereon which was not previously used for working capital, but net of any taxes (which redemption would completely extinguish such holders’ rights as shareholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining shareholders, as part of our plan of dissolution and liquidation. The initial shareholder has waived his rights to

BGS ACQUISITION CORP.
(a company in the development stage)

NOTES TO THE FINANCIAL STATEMENTS
For the period from August 9, 2011 (date of incorporation) to October 5, 2011

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

participate in any redemption with respect to his initial shares. However, if the initial shareholder or any of the Company’s officers, directors or affiliates acquire ordinary shares in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At October 5, 2011, the Company has not commenced any operations nor generated revenue to date. All activity through October 5, 2011 relates to the Company’s formation and the Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Offering.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. At October 5, 2011, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet primarily due to their short-term nature.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

The Company complies with the requirements of the FASB ASC 340-10-525-1. Deferred offering costs consist principally of legal fees, accounting, and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

BGS ACQUISITION CORP.
(a company in the development stage)

NOTES TO THE FINANCIAL STATEMENTS
For the period from August 9, 2011 (date of incorporation) to October 5, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Income taxes

Under the laws of the British Virgin Islands, the Company is generally not subject to income taxes. Accordingly, no provision for income taxes has been made in the accompanying financial statement.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of October 5, 2011. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the period ended October 5, 2011. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 4,000,000 units at $10.00 per unit (“Units”). Each Unit consists of one share of the Company’s ordinary shares, no par value, and one redeemable ordinary share purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $10.00 commencing on the later of (a) one year from the date of the prospectus for the Proposed Offering or (b) the completion of a Business Combination, and will expire five years from the date of the consummation of the Business Combination. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.

4. RELATED PARTY TRANSACTIONS

As of October 5, 2011, the Company’s initial shareholder advanced on its behalf a total of $86,400 for payment of offering costs. These advances are non-interest bearing, unsecured and are due at the earlier March 31, 2012 or the closing of the Proposed Offering.

On October 5, 2011, the Company issued to the initial shareholder 1,725,000 founders shares for an aggregate purchase price of $25,000 in cash. On March 14, 2012, the Company effectuated an approximate

BGS ACQUISITION CORP.
(a company in the development stage)

NOTES TO THE FINANCIAL STATEMENTS
For the period from August 9, 2011 (date of incorporation) to October 5, 2011

4. RELATED PARTY TRANSACTIONS — (continued)

1.125-to-1 reverse stock split, resulting in a reduction in outstanding shares to 1,533,333. All weighted average and earnings per share amounts have been restated to reflect the retroactive effect of the reverse stock split. These shares include 200,000 ordinary shares that are subject to forfeiture if and to the extent the underwriters’ over-allotment option is not exercised, so that the initial shareholder and his permitted transferees will own 25% of the Company’s issued and outstanding shares after the Proposed Offering. The initial shareholder has agreed that he will not sell or transfer his shares until: (i) with respect to 20% of such shares, upon consummation of the Business Combination, (ii) with respect to 20% of such shares, when the closing price of the Company’s ordinary shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iii) with respect to 20% of such shares, when the closing price of the Company’s ordinary shares exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iv) with respect to 20% of such shares, when the closing price of the Company’s ordinary shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (v) with respect to 20% of such shares, when the closing price of the Company’s ordinary shares exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (vi) with respect to 100% of such shares, immediately if, following a Business Combination, the Company engages in a subsequent transaction (1) resulting in the Company’s shareholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of the Company’s board of directors or management team in which the Company is the surviving entity.

The initial investors and the underwriters (and/or their designees) have agreed to purchase, in the private placement, an aggregate of 3,266,667 Warrants prior to the Proposed Offering at a price of $0.75 per warrant (a purchase price of approximately $2,450,000 in the aggregate) from the Company. Based on the observable market prices, the Company believes that the purchase price of $0.75 per warrant for such Warrants will exceed the fair value of such Warrants on the date of the purchase. The valuation is based on comparable initial public offerings by previous blank check companies. The initial investors have agreed that the Warrants purchased will not be sold or transferred until 30 days following consummation of a Business Combination, subject to certain limited exceptions. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public shareholders and the Warrants issued to the initial shareholder will expire worthless. The Company intends to classify the private placement Warrants within permanent equity as additional paid-in capital in accordance with ASC 815-40-25-13.

Commencing on the date of the Proposed Offering, the Company plans to enter into an agreement with BGS Group SA, an affiliate of the initial shareholder to provide at no cost office space, secretarial, and administrative services. This agreement will expire upon the earlier of: (a) the successful completion of the Company’s Business Combination, or (b) the date on which the Company is dissolved and liquidated.

The initial shareholder will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The initial shareholder will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its ordinary shares, the Warrants and the ordinary shares underlying the Warrants, commencing on the date such ordinary shares or Warrants are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

5. COMMITMENTS & CONTINGENCIES

The Company expects to grant the underwriters a 45-day option to purchase up to 600,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

BGS ACQUISITION CORP.
(a company in the development stage)

NOTES TO THE FINANCIAL STATEMENTS
For the period from August 9, 2011 (date of incorporation) to October 5, 2011

5. COMMITMENTS & CONTINGENCIES — (continued)

The underwriters will be entitled to an underwriting discount of three percent (3.0%) which shall be paid in cash at the closing of the Proposed Offering, including any amounts raised pursuant to the overallotment option. In addition, the underwriters will be entitled to an advisory fee of two percent (2.0%) of the Proposed Offering, including any amounts raised pursuant to the overallotment option, payable in cash upon the closing of a Business Combination.

The Company has also agreed to sell to The PrinceRidge Group LLC for $100, as additional compensation, an option to purchase up to 340,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered in the public offering. This option may be exercised during the five-year period from the date of the public offering commencing on the later of the consummation of an initial business transaction and the one-year anniversary of the date of the public offering. The Company intends to account for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the proposed public offering resulting in a charge directly to shareholders’ equity. The Company estimates the fair value of this unit purchase option is approximately $1.48 per unit (for a total fair value of approximately $ 503,200 ) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 30%, (2) risk-free interest rate of 1.09% and (3) expected life of 5 years. Because the company’s units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility assumption was calculated using the average volatility of the Russell Microcap Index The Company believes that the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of the units. Although an expected life of five years was used in the calculation, if the Company does not consummate a business transaction within the prescribed time period and it liquidates, the option will become worthless. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of cash.

6. SHAREHOLDER’S EQUITY

Ordinary Shares — The Company is authorized to issue an unlimited number of ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share. At October 5, 2011, there were 1,533,333 ordinary shares outstanding.

Preferred Shares — The Company is authorized to issue an unlimited number of preferred shares in five different classes with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At October 5, 2011, the Company has not issued any preferred shares.

7. SUBSEQUENT EVENTS

Management has approved the financial statements and performed an evaluation of subsequent events through March 14, 2012, the date the financial statements were available for issuance, noting no items which require adjustment or disclosure.

Until                 , 2012 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$40,000,000

BGS ACQUISITION CORP.

4,000,000 Units

PrinceRidge
Mitsubishi UFJ Securities
Chardan Capital Markets, LLC
Aegis Capital Corp

Prospectus

                , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers, directors, key employers and/or advisors except to the extent any such provision may be held by the British Virgin Islands Court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers, directors, key employers and/or advisors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On October 5, 2011, our initial shareholder purchased 1,725,000 ordinary shares for an aggregate offering price of $25,000 at an average purchase price of approximately $0.014 per share. On March 14, 2012, our directors approved a 1.125-for-1 reverse split of our outstanding ordinary shares, reducing the number of outstanding ordinary shares from 1,725,000 to 1,533,333. The founder shares held by our initial shareholder include an aggregate of 200,000 shares subject to forfeiture, pro rata, to the extent that the underwriters’ over-allotment option is not exercised in full. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Regulation S of the Securities Act.

In addition, our initial investors and the underwriters (and/or their designees) have committed to purchase from us an aggregate of 3,266,667 warrants at $0.75 per warrant (for an aggregate purchase price of approximately $2,4 50,000). These purchases will take place in the private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Regulation S of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Memorandum and Articles of Association**
3.2	Form of Amended and Restated Memorandum and Articles of Association**
4.1	Specimen Unit Certificate**
4.2	Specimen Ordinary Share Certificate**
4.3	Specimen Warrant Certificate (included in Exhibit 4.4)*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Ogier*
5.2	Opinion of Ellenoff Grossman & Schole LLP*
8.1	Tax Opinion of Ellenoff Grossman & Schole LLP**
8.2	Tax Opinion of Ogier**
10.1	Promissory Note, dated September 21, 2011, issued to Julio Gutierrez**
10.2	Form of Letter Agreement between the Registrant, the Initial Shareholder, Initial Investors and Officers and Directors of Registrant*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.4	Form of Registration Rights Agreement among the Registrant, the Initial Shareholder, and the Initial Investors*
10.5	Securities Purchase Agreement, dated as of October 5, 2011, between the Registrant and Julio Gutierrez**
10.6	Second Amended and Restated Warrant Purchase Agreement among the Registrant and Initial Investors*
10.7	Form of Indemnity Agreement**
10.8	Form of Loan Agreement between Registrant and Julio Gutierrez*
10.9	Form of Unit Purchase Option*
10.10	Form of Warrant Purchase Agreement among Registrant and The PrinceRidge Group LLC and/or its designees*
14	Form of Code of Ethics**
23.1	Consent of Rothstein Kass*
23.2	Consent of Ogier (included in Exhibit 5.1)*
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2)*
24	Power of Attorney (included in signature page)**
99.1	Audit Committee Charter**

*	Filed herewith.

**	Previously filed.

Item 9. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ”Calculation of Registration Fee“ table in the effective registration statement;

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  The undersigned hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Item 512(a)(4) of Regulation S-K and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14 th day of March, 2012.

BGS ACQUISITION CORP.

/s/ Cesar Baez
By: Cesar Baez Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Name	Position	Date

/s/ Julio Gutierrez* Julio Gutierrez	Chairman (Principal Executive Officer)	March 14, 2012

/s/ Cesar Baez Cesar Baez	Chief Executive Officer and Director (Executive Officer)	March 14, 2012

/s/ Mariana Gutierrez Garcia* Mariana Gutierrez Garcia	Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2012

/s/ Gustavo Garrido* Gustavo Garrido	Director	March 14, 2012

/s/ Alan Menkes* Alan Menkes	Director	March 14, 2012

/s/ John Grabski John Grabski	Director	March 14, 2012

/s/ Rolando Horman Rolando Horman	Director	March 14, 2012

*By: /s/ Cesar Baez Name: Cesar Baez Attorney-in-fact		March 14, 2012

By: /s/ Cesar Baez Name: Cesar Baez Authorized Representative		March 14, 2012

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Memorandum and Articles of Association**
3.2	Form of Amended and Restated Memorandum and Articles of Association**
4.1	Specimen Unit Certificate**
4.2	Specimen Ordinary Share Certificate**
4.3	Specimen Warrant Certificate (included in Exhibit 4.4)*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Ogier*
5.2	Opinion of Ellenoff Grossman & Schole LLP*
8.1	Tax Opinion of Ellenoff Grossman & Schole LLP**
8.2	Tax Opinion of Ogier**
10.1	Promissory Note, dated September 21, 2011, issued to Julio Gutierrez**
10.2	Form of Letter Agreement between the Registrant, the Initial Shareholder, Initial Investors and Officers and Directors of Registrant*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.4	Form of Registration Rights Agreement among the Registrant, the Initial Shareholder, and the Initial Investors*
10.5	Securities Purchase Agreement, dated as of October 5, 2011, between the Registrant and Julio Gutierrez**
10.6	Second Amended and Restated Warrant Purchase Agreement among the Registrant and Initial Investors*
10.7	Form of Indemnity Agreement**
10.8	Form of Loan Agreement between Registrant and Julio Gutierrez*
10.9	Form of Unit Purchase Option*
10.10	Form of Warrant Purchase Agreement among Registrant and The PrinceRidge Group LLC and/or its designees*
14	Form of Code of Ethics**
23.1	Consent of Rothstein Kass*
23.2	Consent of Ogier (included in Exhibit 5.1)*
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2)*
24	Power of Attorney (included in signature page)**
99.1	Audit Committee Charter**

*	Filed herewith.

**	Previously filed.